     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2001

                                                      REGISTRATION NO. 333-58350
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         PRE-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                HCC INSURANCE HOLDINGS, INC.                                     HCC CAPITAL TRUST I
   (Exact name of Registrant as specified in its charter)                        HCC CAPITAL TRUST II
                                                             (Exact Name of Each Registrant as specified in its charter)
                          DELAWARE                                                     DELAWARE
      (State or other jurisdiction of incorporation or             (State or other jurisdiction of incorporation or
                        organization)                                               organization)
                                                                                      76-6494416
                         76-0336636                                                   76-6494417
            (I.R.S. Employer Identification No.)                         (I.R.S. Employer Identification No.)
                  13403 NORTHWEST FREEWAY                                      13403 NORTHWEST FREEWAY
                 HOUSTON, TEXAS 77040-6094                                    HOUSTON, TEXAS 77040-6094
                       (713) 690-7300                                               (713) 690-7300
    (Address, including zip code, and telephone number,          (Address, including zip code, and telephone number,
                          including                                                   including
  area code, of Registrant's principal executive offices)    area code, of each Registrant's principal executive offices)

                                 STEPHEN L. WAY
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094
                                 (713) 690-7300
(Name, address including zip code, and telephone number, including area code, of agent for service)

                                   copies to:

                   ARTHUR S. BERNER, ESQ.                                    CHRISTOPHER L. MARTIN, ESQ.
                   HAYNES AND BOONE, LLP                                  VICE PRESIDENT AND GENERAL COUNSEL
             1000 LOUISIANA STREET, SUITE 4300                               HCC INSURANCE HOLDINGS, INC.
                 HOUSTON, TEXAS 77002-5012                                     13403 NORTHWEST FREEWAY
                       (713) 547-2526                                         HOUSTON, TEXAS 77040-6094
                                                                                    (713) 690-7300

                                                          Continued on next page
                        CALCULATION OF REGISTRATION FEE

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                                                                                    PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                       AMOUNT TO BE       AGGREGATE OFFERING        AMOUNT OF
                SECURITIES TO BE REGISTERED                     REGISTERED(1)         PRICE(2)(3)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Primary Offering:
  Common Stock of HCC Insurance Holdings, Inc. (par value
    $1.00 per share)........................................
  Senior Debt Securities of HCC Insurance Holdings, Inc. ...
  Subordinated Debt Securities of HCC Insurance Holdings,
    Inc. ...................................................
  Warrants of HCC Insurance Holdings, Inc. .................
  Junior Subordinated Debt of HCC Insurance Holdings,
    Inc. ...................................................
  Capital Securities of HCC Capital Trust I and HCC Capital
    Trust II(4).............................................
  Guaranties of HCC Insurance Holdings, Inc. with respect to
    Capital Securities......................................
  Total.....................................................    $461,115,000          $461,115,000          $115,278.75
---------------------------------------------------------------------------------------------------------------------------
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

(1) An indeterminate number of shares of common stock and warrants of HCC Insurance Holdings, Inc., an indeterminate principal amount of senior and subordinated debt securities of HCC Insurance Holdings, Inc. and junior subordinated debt securities of HCC Insurance Holdings, Inc. and an indeterminate number of capital securities of HCC Capital Trust I and HCC Capital Trust II as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $461,115,000. Junior subordinated debt securities may be issued and sold to HCC Capital Trust I and HCC Capital Trust II, in which event the junior subordinated debt securities may later be distributed to the holders of capital securities.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price. $65,278.75 of the registration fee was previously paid in connection with this filing.
(3) Excludes an indeterminate number of shares of common stock and warrants of HCC Insurance Holdings, Inc., an indeterminate principal amount of senior and subordinated debt securities of HCC Insurance Holdings, Inc., and junior subordinated debt securities of HCC Insurance Holdings, Inc. and an indeterminate number of capital securities of HCC Capital Trust I and HCC Capital Trust II as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $138,885,000, which securities were previously registered on Form S-3 (File No. 333-46432) and which are covered by the prospectus included in this Registration Statement pursuant to Rule 429. The Company previously paid aggregate filing fees of $36,666 in respect of these previously registered securities.
(4) Includes the rights of holders of the capital securities under the applicable guarantee of capital securities, the obligations of HCC Insurance Holdings, Inc. under the applicable trust agreement of each of HCC Capital Trust I and HCC Capital Trust II and the obligations of HCC Insurance Holdings, Inc. under the indenture for the junior subordinated debt securities and any related supplemental indenture, all of which are described in this Registration Statement. No separate consideration will be received for any of such guarantee or obligations.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $138,885,000 OF UNSOLD SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NO. 333-46432 IN RESPECT OF WHICH A REGISTRATION FEE OF $36,666 WAS PAID ON SEPTEMBER 22, 2000.
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

Continued from previous page

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION DATED JULY 20, 2001

PROSPECTUS

                                                                      [HCC LOGO]

                          HCC INSURANCE HOLDINGS, INC.
                                  COMMON STOCK
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                    WARRANTS
                             ---------------------

                              HCC CAPITAL TRUST I
                              HCC CAPITAL TRUST II

                           TRUST PREFERRED SECURITIES
           FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS
                  PROSPECTUS, BY HCC INSURANCE HOLDINGS, INC.

     We or either of the Trusts may offer from time to time up to $600,000,000 of any combination of the securities described in this prospectus. Neither we, nor the Trusts will offer or sell any securities under this prospectus unless accompanied by a prospectus supplement.

     We may offer and sell, from time to time:

     - debt securities;
     - shares of our common stock;
     - warrants to purchase our debt securities or our common stock;
     - junior subordinated debt securities to be purchased by a Trust; and
     - guarantees of trust preferred securities sold by a Trust.

     A Trust may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of the respective trust.

     We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in these securities.

     We may sell the securities directly, or through agents designated from time to time, or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

     Our common stock is listed on the NYSE under the Symbol "HCC." The last reported sale price on July 19, 2001 was $23.88 per share.
                             ---------------------
      INVESTMENT IN THESE SECURITIES INVOLVES RISK.   SEE THE RISK FACTORS
SECTION BEGINNING ON PAGE 5.
                             ---------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------
                The date of this prospectus is           , 2001.

                               TABLE OF CONTENTS

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                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
The Company.................................................    2
Risk Factors................................................    5
Use of Proceeds.............................................   11
Ratio of Earnings to Fixed Charges..........................   11
Description of Our Common Stock.............................   11
Description of Senior Debt Securities and Subordinated Debt
  Securities................................................   13
Description of Warrants.....................................   19
Description of Trust Related Junior Subordinated Debt
  Securities................................................   21
Description of Trust Preferred Securities...................   31
Description of Trust Related Guarantees.....................   41
Relationship Among the Trust Preferred Securities, the
  Corresponding Junior Subordinated Securities and the
  Guarantees................................................   43
Book-Entry Issuance.........................................   45
Plan of Distribution........................................   47
Certain Legal Matters.......................................   48
Experts.....................................................   49
About Forward-Looking Statements............................   49
Where You Can Find More Information.........................   49

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total offering price of up to $600,000,000. This prospectus provides you with a general description of securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Unless we provide otherwise in the prospectus supplement, we may redeem our junior subordinated debt securities issued to a Trust for cash, or cause the Trusts to liquidate and give investors our junior subordinated debt securities in place of the Trust's trust preferred securities. Please carefully read this prospectus, any prospectus supplement and the documents incorporated by reference in the prospectus together with the additional information described under "Where You Can Find More Information" and "Risk Factors" before you make an investment decision.

     You should rely only on the information contained in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, together with the information we previously filed with the SEC and incorporate by reference, is accurate only as of the date on the front cover of this prospectus. The information included in any prospectus supplement is accurate only as of the date of that prospectus supplement. Our business, financial condition, results of operations and prospects may change after the date on the front cover of this prospectus.

                                  THE COMPANY

     As used in this prospectus, unless otherwise required by the context, the terms "we," "us," "our" and the "Company" refer to HCC Insurance Holdings, Inc. and its consolidated subsidiaries, and the term "HCC" refers only to HCC Insurance Holdings, Inc. References to a "Trust" or an "HCC Trust" refer to either HCC Capital Trust I or HCC Capital Trust II, which are the Delaware statutory business trusts that we have formed to issue the trust preferred securities which may be issued under this prospectus.

OVERVIEW

     We provide property and casualty insurance and accident and health insurance coverages, underwriting agency and intermediary services, and other insurance related services both to commercial customers and individuals. We concentrate our activities in selected narrowly defined lines of business. We operate primarily in the United States and the United Kingdom, although some of our operations have a broader international scope. We underwrite insurance both on a direct basis, where we insure a risk in exchange for a premium, and on a reinsurance basis, where we insure all or a portion of another insurance company's risk in exchange for all or a portion of the premium. We market our insurance products both directly to customers and through a network of independent or affiliated agents and brokers.

     Our insurance companies are risk-bearing and focus their underwriting activities on providing insurance and/or reinsurance in the following lines of business:

     - accident and health;

     - general aviation;

     - marine and offshore energy;

     - medical stop-loss;

     - property; and

     - workers' compensation.

     In the United States, Avemco Insurance Company, U.S. Specialty Insurance Company and HCC Life Insurance Company operate on an admitted, or licensed, basis. Houston Casualty Company operates on a surplus lines basis as a non-admitted, or unlicensed, insurer offering insurance coverage not otherwise available from an admitted insurer in the relevant state.

     Our agencies underwrite on behalf of our insurance companies and other insurance companies. Our underwriting agencies receive fees for these services. Our agencies do not bear any of the insurance risk of the companies for which they underwrite. Our underwriting agencies generate revenues based entirely on management fees and profit commissions and specialize in medical stop-loss insurance and a variety of accident and health related insurance and reinsurance products. Our medical stop-loss insurance provides coverages to companies, associations and public entities that elect to self-insure their employee's medical coverage for losses within specified levels, allowing them to manage the risk of excessive health insurance exposure by limiting aggregate and specific losses to a predetermined amount.

     We have recently consolidated the operations of certain of our agencies with certain of our insurance companies to improve operational efficiencies. The operations of HCC Aviation Insurance Group, Inc., and our occupational accident and workers' compensation underwriting agency, HCC Employer Services, Inc., were consolidated into those of our licensed property and casualty insurance company, U.S. Specialty Insurance Company, and the operations of our London-based accident and health underwriting agency, LDG Re (London), Ltd., were consolidated with those of the London branch of our largest property and casualty insurance company, Houston Casualty Company.

     Our intermediaries provide insurance and reinsurance brokerage services for our insurance companies and our clients, and receive fees for their services. Our intermediaries do not bear any of the insurance risks of the companies they act on behalf of. They earn commission income and to a lesser extent fees for certain services, generally paid by the insurance and reinsurance companies with whom the business is placed. These operations consist of:

     - consulting on risks by providing information to clients about insurance coverage;

     - marketing risks by providing information and assistance on pricing a particular insurance risk;

     - placing risks by negotiating with insurers and reinsurers to accept an insurance risk; and

     - servicing risks by facilitating the collection of premiums and resolution of claims on behalf of our insurance clients.

     Our intermediaries specialize in developing and marketing employee benefit plans on a retail basis and in placing reinsurance for both accident and health, and property and casualty lines of business.

     We are a Delaware corporation. Our principal executive offices are located at 13403 Northwest Freeway, Houston, Texas 77040 and our telephone number is
(713) 690-7300. We maintain a World Wide Web-site at www.hcch.com. The reference to our World Wide Web address does not constitute the incorporation by reference of the information contained at this site in this prospectus supplement or the accompanying prospectus.

OUR STRATEGY

     Our business philosophy as an insurer is to maximize underwriting profits while limiting risk in order to preserve shareholders' equity and maximize earnings. We concentrate our insurance writings in selected, narrowly defined lines of business where we believe we can achieve an underwriting profit. We focus on lines of business that have relatively short lead times between the occurrence of an insured event and the reporting of claims. We market our insurance products both directly to customers and through independent or affiliated agents and brokers.

     The property and casualty insurance industry and individual lines of business within the industry are cyclical in that there are times when a large number of companies offer insurance on certain lines of business, and the premiums tend to go down, and other times where insurance companies decide to limit their writings in certain lines of business or suffer from excessive losses, which tends to increase the premiums for those companies that continue to write insurance in those lines of business. In our insurance company operations, we believe our operational flexibility, which permits us to shift the focus of our insurance underwriting activity among our various lines of business and also to shift the emphasis from our insurance risk-bearing business to our non-insurance fee-based business, as well as our experienced underwriting personnel and access to, and expertise in, the reinsurance marketplace allow us to implement a strategy of emphasizing more profitable lines of business during periods of increased premium rates and de-emphasizing less profitable lines of business during periods of severe competition. In addition, we believe that our underwriting agencies and intermediary subsidiaries complement our insurance underwriting activities. Our ability to utilize affiliated insurers, underwriting agencies, intermediaries and service providers permits us to retain a greater portion of the gross revenue derived from written premium.

     We purchase reinsurance by transferring part of the risk we have assumed through the process of ceding this risk to a reinsurance company in exchange for part of the premium we receive in connection with the risk. We purchase reinsurance to limit the net loss from both individual and catastrophic risks to our insurance companies. The amount of reinsurance we purchase varies by, among other things, the particular risks inherent in the policies underwritten, the pricing of reinsurance and the competitive conditions within the relevant line of business. In 2000, due to a hardening of the respective markets, premium rates in the accident and health, general aviation and medical stop-loss lines of business increased. We anticipate continued improvements in these markets in 2001. In response to these changing market conditions, we plan to continue to expand the underwriting activities in our insurance company operations.

     We also acquire or make strategic investments in companies that present an opportunity for future profits or for enhancement of our business. We expect to continue to seek to acquire complementary businesses with established management and established reputations in the insurance industry. We believe that we can enhance acquired businesses through the synergies created by our underwriting capabilities and our other operations. However, our business plan is shaped by our underlying business philosophy, which is to maximize underwriting profit, while preserving shareholders' equity. As a result, our primary objective is to increase net earnings rather than market share or gross written premium.

     In our ongoing operations, we will continue to:

     - emphasize the underwriting of lines of business in which premium rates, the availability and cost of reinsurance, and market conditions warrant;

     - limit our net loss exposure to our insurance company subsidiaries from a catastrophe loss through the use of reinsurance; and

     - review the potential acquisition of specialty insurance operations and other strategic investments.

                                  RISK FACTORS

     Investing in our securities will provide you with an interest in, or obligation of, our Company. As an investor, you will be subject to risks inherent in our businesses. The performance of your investment in our Company will reflect the performance of our business relative to, among other things, general economic and industry conditions, market conditions and competition. The value of your investment may increase or it may decline and could result in a loss. You should carefully consider the following factors as well as other information contained in this prospectus or information incorporated by reference before deciding to make any investment in our Company.

IF WE CANNOT BUY REINSURANCE PROTECTION AT A REASONABLE COST, WE WILL EITHER BE EXPOSED TO GREATER RISKS OR WE WILL NOT BE ABLE TO GENERATE AS MUCH FEE AND COMMISSION INCOME IN OUR UNDERWRITING BUSINESS.

     We purchase reinsurance for significant amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks. We also purchase reinsurance on risks underwritten by others which we reinsure through a retrocession agreement. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase, which may affect the level of our business and profitability. For instance, the natural attrition of reinsurers who exit lines of business, or who curtail their writings, for economic or other reasons, reduces the capacity of the reinsurance market, causing rates to rise. In addition, the historical results of reinsurance programs and the availability of capital also affect the availability of reinsurance. Our reinsurance facilities are generally subject to annual renewal. We cannot assure you that we can maintain our current reinsurance facilities or that we can obtain other reinsurance facilities in adequate amounts and at favorable rates. If we are unable to renew our expiring facilities or to obtain new reinsurance facilities, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks. Either of these potential developments could have a material adverse effect on our business. The lack of available reinsurance may also adversely affect our ability to generate fee and commission income in our underwriting agency and reinsurance intermediary operations. A reinsurance intermediary structures and arranges reinsurance between insurers seeking to cede insurance risks and reinsurers willing to assume such risks.

IF OUR REINSURED COMPANIES DO NOT PAY ALL OF OUR CLAIMS ON A TIMELY BASIS, WE COULD INCUR SEVERE LOSSES.

     We purchase reinsurance by transferring, or ceding, part of the risk we have assumed to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us, the reinsured, of our liability to our policyholders or in cases where we are a reinsurer, our reinsureds. Accordingly, we bear credit risk with respect to our reinsurers. We cannot assure you that our reinsurers will pay all of our reinsurance claims, or that they will pay our claims on a timely basis. In 1999, we recorded a charge against our earnings to account for the insolvency of one of our significant reinsurers and for the settlement of another reinsurer's liabilities with us, and in 2000, we experienced some reinsurers' delaying and contesting their obligations.

IF WE CANNOT COMPETE AGAINST LARGER BUSINESS RIVALS, OUR OPERATIONS IN SOME, OR ALL, OF OUR NARROWLY-DEFINED NICHE CLASSES OF BUSINESS WILL CEASE TO EXIST.

     In our specialty insurance operations, we compete in narrowly-defined niche classes of business such as the insurance of private aircraft, and employer sponsored, self-insured medical plans (medical stop-loss), as distinguished from such general lines of business as automobile or homeowners insurance. We compete with a large number of other companies in our selected lines of business, including: American International Group, U.S. Aviation Insurance Group, (a subsidiary of Berkshire Hathaway, Inc.) and Associated Aviation Underwriters, Inc., in our aviation line of business; SAFECO Corporation, Lincoln Financial Group and Hartford Life, Inc. (a subsidiary of the Hartford Financial Services Group, Inc.), in our medical stop-loss line of business; and Underwriters at Lloyd's, Manufacturer's Life Insurance Company and ING Group, N.V. in our accident and health line of business. We face competition both from specialty insurance companies, underwriting agencies and intermediaries as well as diversified financial services companies that are significantly larger than we are and that have significantly greater financial, marketing, management and other resources than we do. Some of these competitors also have significantly greater experience and market recognition than we do. In addition to competition in the operation of our business, we face competition from a variety of sources in attracting and retaining qualified employees.

     We cannot assure you that we will maintain our current competitive position in the markets in which we operate, or that we will be able to expand our operations into new markets. If we fail to do so, our business could be materially adversely affected.

SINCE WE ARE A PROPERTY AND CASUALTY INSURER, UNFORESEEN CATASTROPHIC LOSSES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, LIQUIDITY, AND FINANCIAL CONDITION.

     Property and casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations, liquidity and financial condition. Catastrophe losses have had a significant impact on our results. Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property and casualty lines, and most of our past catastrophe-related claims have resulted from hurricanes and earthquakes. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. In 2001, approximately 10% of our business may be affected by catastrophes. It is therefore possible that a catastrophic event or multiple catastrophic events could have material adverse effect upon our results of operations, liquidity and financial condition.

SINCE WE OPERATE INTERNATIONALLY, FLUCTUATIONS IN CURRENCY EXCHANGE RATES MAY DRASTICALLY LOWER OUR RECEIVABLE AND PAYABLE BALANCES AND RESERVES.

     We underwrite insurance coverages which are denominated in a number of foreign currencies, and we establish and maintain our loss reserves with respect to these policies in their respective currencies. Our net earnings could be adversely impacted by exchange rate fluctuations affecting receivable and payable balances and reserves. Our principal area of exposure relates to fluctuations in exchange rates between the major European currencies (particularly the British pound sterling) and the U.S. dollar. Consequently, a change in the exchange rate between the U.S. dollar and the British pound sterling could have an adverse effect on our net earnings.

     On a limited basis, we enter into foreign currency forward contracts as a hedge against foreign currency fluctuations. The foreign currency forward contracts are used to convert currency at a known rate in an amount which approximates average monthly expenses. Thus, the effect of these transactions is to limit the foreign currency exchange risk of the recurring monthly expenses. We utilize these foreign currency forward contracts strictly as a hedge against existing exposure to foreign currency fluctuations rather than as a form of speculative or trading investment.

IF WE FAIL TO COMPLY WITH THE EXTENSIVE GOVERNMENTAL REGULATIONS AT FEDERAL AND STATE LEVELS, WE WILL BE SUBJECT TO PENALTIES, SUSPENSION, AND EVEN LIQUIDATION.

     We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than shareholders and other investors. This regulation, generally administered by a department of insurance in each state in which we do business, relates to, among other things:

     - approval of policy forms and premium rates;

     - standards of solvency, including risk-based capital measurements (which is a measure developed by the National Association of Insurance Commissioners and used by state insurance regulators to identify insurance companies that potentially are inadequately capitalized);

     - licensing of insurers and their agents;

     - restrictions on the nature, quality and concentration of investments;

     - restrictions on the ability of our insurance company subsidiaries to pay dividends to us;

     - restrictions on transactions between insurance company subsidiaries and their affiliates

     - restrictions on the size of risks insurable under a single policy;

     - requiring deposits for the benefit of policyholders;

     - requiring certain methods of accounting;

     - periodic examinations of our operations and finances;

     - prescribing the form and content of records of financial condition required to be filed; and

     - requiring reserves for unearned premium, losses and other purposes.

     State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters.

     Recently adopted federal financial services modernization legislation is expected to lead to additional federal regulation of the insurance industry in the coming years. Also, foreign governments regulate our international operations. Our business depends on compliance with applicable laws and regulations and our ability to maintain valid licenses and approvals for our operations.

     Some regulatory authorities have relatively broad discretion to grant, renew, or revoke licenses and approvals. Regulatory authorities may deny or revoke licenses for various reasons, including the violation of regulations. In some instances, we follow practices based on our interpretations of regulations, or those that we believe may be generally followed by the industry, which may be different from the requirements or interpretations of regulatory authorities. If we do not have the requisite licenses and approvals and do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us. That type of action could have a material adverse effect on our business. Also, changes in the level of regulation of the insurance industry (whether federal, state or foreign), or changes in laws or regulations themselves or interpretations by regulatory authorities, could have a material adverse effect on our business.

IF THE RATING AGENCIES DOWNGRADE OUR COMPANY OR SUBSIDIARIES, OUR RESULTS OF OPERATIONS AND COMPETITIVE POSITION IN THE INDUSTRY WILL SUFFER.

     Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Our insurance companies are rated by A.M. Best Company and Standard & Poor's Corporation. A.M. Best and Standard & Poor's ratings reflect their opinions of an insurance company's and insurance holding company's financial strength, operating performance, strategic position, and ability to meet its obligations to policyholders, and are not evaluations directed to investors. Our ratings are subject to periodic review by A.M. Best and Standard & Poor's and the continued retention of those ratings cannot be assured. If our ratings are reduced from their current levels by A.M. Best and/or Standard & Poor's, our results of operations could be adversely affected.

OUR LOSS RESERVES ARE BASED ON AN ACTUARIAL ESTIMATION OF OUR FUTURE LIABILITY. IF ACTUAL CLAIMS PROVE TO BE GREATER THAN OUR RESERVES, WE MAY NOT BE ABLE TO PAY OFF LOSSES AND MEET LOSS ADJUSTMENT EXPENSES.

     We maintain loss reserves to cover our estimated liability for unpaid losses and loss adjustment expenses, including legal and other fees as well as a portion of our general expenses, for reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what we expect the ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on our assessment of facts and circumstances then known, as well as estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable in advance. Additionally, there may be a significant reporting lag between the occurrence of the insured event and the time it is reported to us. The inherent uncertainties of estimating reserves are greater for certain types of liabilities in which the various considerations affecting these types of claims are subject to change and long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, there can be no assurance that current reserves will prove adequate in light of subsequent events.

WE INVEST A SIGNIFICANT AMOUNT OF OUR ASSETS IN FIXED INCOME SECURITIES THAT HAVE EXPERIENCED MARKET FLUCTUATIONS. FLUCTUATIONS IN THE FAIR MARKET VALUE OF FIXED INCOME SECURITIES MAY GREATLY REDUCE OUR INVESTMENT PORTFOLIO.

     As of March 31, 2001, $446.5 million of our $740.7 million investment portfolio is invested in fixed income securities. The fair market value of these fixed income securities and the investment income from these fixed income securities fluctuate depending on general economic and market conditions. With respect to our investments in fixed income securities, the fair market value of these investments generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed income securities will generally increase or decrease with interest rates. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk (such as mortgage-backed and other asset-backed securities) may differ from those anticipated at the time of investment as a result of interest rate fluctuations. An investment has prepayment risk when there is a risk that the timing of cash flows that result from the repayment of principal might occur earlier than anticipated because of declining interest rates or later than anticipated because of rising interest rates. Historically, the impact of market fluctuations has affected our financial statements. Because all of our fixed income securities are classified as available for sale, changes in the fair market value of our securities are reflected in our balance sheet. Similar treatment is not available for liabilities. Therefore, interest rate fluctuations could adversely affect our generally accepted accounting principles, or GAAP, shareholders' equity, total comprehensive income and/or our cash flows. Historically, the impact of market fluctuations has affected our financial statements. Unrealized pre-tax net investment gains (losses) on investments in fixed-income securities were $11.9 million, ($19.0 million) and $3.6 million for the years ended 2000, 1999 and 1998, respectively.

IF STATES DRASTICALLY INCREASE THE ASSESSMENT OUR SUBSIDIARIES NEED TO PAY, OUR FINANCIAL CONDITIONS AND RESULT OF OPERATIONS WILL SUFFER.

     Our insurance company subsidiaries are subject to assessments in most states where we are licensed for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies. Maximum contributions required by law in any one year vary by state, and have historically been between 1% and 2% of annual premiums written. We cannot predict with certainty the amount of future assessments. Significant assessments could have a material adverse effect on our financial condition or results of operations.

IF WE DO NOT RECEIVE THE REQUISITE DIVIDENDS FROM OUR SUBSIDIARIES AS A RESULT OF REGULATORY RESTRICTIONS, WE MAY NOT BE ABLE TO MEET OUR DEBT, DIVIDEND, AND EXPENSE OBLIGATIONS.

     Our principal assets are the shares of capital stock of our insurance company subsidiaries. We may rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations, dividends to shareholders and corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. As a result, we may not be able to receive dividends from our subsidiaries at times and in amounts necessary to meet our obligations.

                                 THE HCC TRUSTS

     Each Trust is a statutory business trust that we have formed under Delaware law. For each trust there is a trust agreement signed by HCC as depositor, by First Union National Bank, as property trustee, and by First Union Trust Company, N.A., as Delaware trustee. For each trust there is also a certificate of trust filed with the Delaware Secretary of State. When we are ready to issue and sell securities through the trust, the trust agreement will be amended to read substantially like the form of amended and restated trust agreement that is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

THE ISSUANCE AND SALE OF THE TRUST PREFERRED SECURITIES AND COMMON SECURITIES

     We have created each Trust solely to:

     - issue and sell its trust preferred securities and common securities, which represent proportionate beneficial ownership interests in that Trust and its assets;

     - use the proceeds from the sale of the trust preferred securities and common securities to buy from us a series of our junior subordinated debt securities, which will be the only assets of that Trust;

     - maintain its status as a grantor trust for federal income tax purposes;
      and

     - engage in only those other activities necessary or convenient to accomplish the purposes listed above.

     Because the Trusts' only assets will be junior subordinated debt securities that we issue to them, our payments on the junior subordinated debt securities will be the only source of funds to be paid to purchasers or owners of the trust preferred securities and common securities. Each of the Trusts is a separate legal entity, so the assets of one will not be available to satisfy the obligations of the other trust or any other similar trust we may create.

     We will acquire and own all of the common securities of each Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of each Trust. The remainder, representing up to 97% of the ownership interests in the Trust, will be trust preferred securities of the Trust that may be sold to the public. The common securities and the trust preferred securities will have substantially the same terms, including the same priority of payment and liquidation amount, and will receive proportionate payments from the Trust in respect of distributions and payments upon liquidation, redemption or otherwise at the same times, with one exception: if we default on the junior subordinated debt securities that we issue to that Trust and do not cure the default within the times specified in the indenture governing the issuance of the junior subordinated debt securities, our rights to payments as holder of the common securities will be subordinated to the rights of the holders of the trust preferred securities. See "Description of Trust Preferred Securities -- Subordination of Common Securities."

     Unless we say otherwise in the applicable prospectus supplement, each Trust will have a term of approximately 50 years. However, a Trust may terminate earlier as provided in the applicable trust agreement and the prospectus supplement.

     Each Trust's business and affairs will be conducted by its trustees, whom we, as holder of the common securities, will appoint. Unless we say otherwise in the applicable prospectus supplement, the trustees for each Trust will be:

     - First Union National Bank, as the property trustee; and

     - First Union Trust Company, N.A., as the Delaware trustee.

     We refer to the property trustee and the Delaware trustee together as the "issuer trustees." First Union National Bank, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Unless we say otherwise in the applicable prospectus supplement, First Union National Bank will also act as trustee under our guarantee agreement relating to the trust preferred securities. See "Description of Guarantees" and "Description of Trust Related Junior Subordinated Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts."

     As the holder of the common securities of each Trust, we will ordinarily have the right to appoint, remove or replace either issuer trustee for each Trust. However, if we are in default with respect to the corresponding junior subordinated debt securities issued to that Trust (and we have not cured that default within the time specified in the indenture), then the holders of a majority in liquidation amount of that Trust's outstanding trust preferred securities will be entitled to appoint, remove or replace either or both issuer trustees. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrators. We retain that right exclusively as the holder of the common securities. The duties and obligations of each issuer trustee are governed by the applicable trust agreement.

     Pursuant to the indenture and the trust agreements, we promise to pay all fees and expenses related to each Trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Trust, except obligations under the trust preferred securities and the common securities.

     The Trusts have no separate financial statements. Separate financial statements would not be material to holders of the trust preferred securities because the Trusts have no independent operations. They exist solely for the limited functions summarized above. We will guarantee the trust preferred securities as described later in this prospectus.

     The principal executive office of each Trust is 13403 Northwest Freeway, Houston, Texas 77040, and its telephone number is (713) 690-7300.

                                USE OF PROCEEDS

     Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities (either to the Trusts or directly to the public) for general corporate purposes, including, but not limited to, the following purposes:

     - contribute capital to insurance company subsidiaries;

     - make acquisitions;

     - make capital expenditures;

     - provide working capital;

     - purchase equity or fixed income investments;

     - repay or refinance debt or other corporate obligations; or

     - repurchase and redeem securities.

     Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

     Each Trust will use all of the proceeds it receives from the sale of its trust preferred securities and common stock to purchase from us the junior subordinated debentures that will provide the funds for that HCC Trust's payments to purchasers of its trust preferred securities and common securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of our earnings to our fixed charges for the periods indicated are as follows:

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                      FOR THE THREE MONTHS   ----------------------------------
                                      ENDED MARCH 31, 2001   2000   1999   1998    1997    1996
                                      --------------------   ----   ----   -----   -----   ----
Ratio of earnings to fixed
  charges...........................          7.58           5.13   3.58   15.42   11.10   9.31

     For these ratios, earnings consist of income before interest expense, estimated interest factor (33.3%) of rental expense, accounting changes and income taxes. Fixed charges consist of interest expense, including amounts capitalized and estimated interest factor (33.3%) of rent expense.

                        DESCRIPTION OF OUR COMMON STOCK

     Set forth below is a summary of all of the material provisions of our organizational documents. You should read the organizational documents, which are filed as exhibits to this registration statement, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a shareholder.

     Pursuant to our Certificate of Incorporation, we have the authority to issue an aggregate of 250,000,000 shares of common stock, par value $1.00 per share. As of July 1, 2001, 59,025,813 shares of common stock were outstanding, and 8,059,934 shares of our common stock were reserved for issuance under our various stock option plans.

     Voting rights. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of our shareholders. Our shareholders do not have the right to cumulate their votes in the election of directors.

     Dividends, distributions and stock splits. Holders of our common stock are entitled to receive dividends if, as and when such dividends are declared by our Board of Directors out of assets legally available therefor.

     Liquidation. In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities, our remaining assets will be distributed ratably among the holders of common stock.

     Fully Paid. All shares of common stock outstanding are fully paid and nonassessable, and all the shares of common stock to be outstanding upon completion of this offering will be fully paid and nonassessable.

     Other Rights. Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

     We are a Delaware corporation. The Delaware General Corporation Law contains certain provisions that could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares.

  Delaware Law

     We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner that includes approval by at least 66.7% of the outstanding stock not owned by the interested shareholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the shareholder. For purposes of Section 203, an "interested shareholder" is defined to include any person that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation;

     - an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

     - an affiliate or associate of the persons described in the foregoing bullet points.

     Shareholders may, by adopting an amendment to the corporation's Certificate of Incorporation or Bylaws, elect for the corporation not to be governed by
Section 203, effective 12 months after adoption. Neither our Certificate of Incorporation nor our Bylaws exempt us from the restrictions imposed under
Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because shareholder approval of the transaction, as discussed above, would be unnecessary.

  Charter and Bylaw Provisions

     Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our shareholders may be effected either at a duly called annual or special meeting of the shareholders or by written consent of the shareholders. Special meetings of shareholders may be called by the President, the Board of Directors or by a majority of the shareholders entitled to vote at the special meeting.

     Our Certificate of Incorporation does not provide for the division of our Board of Directors into classes. Each year at the annual meeting of shareholders, all directors are elected to hold office until the next succeeding annual meeting of shareholders. The number of directors is fixed by resolution of the Board, but is required under the Bylaws to be at least seven and not more than fifteen. The size of the board is currently fixed at twelve members.

     Directors may be removed with the approval of the holders of a majority of the shares entitled to vote at a meeting of shareholders. Directors may be removed by shareholders with or without cause. Vacancies and newly-created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, a sole remaining director, or the holders of a majority of the shares entitled to vote at a meeting of shareholders.

LIMITATION OF LIABILITY; INDEMNIFICATION

     Our Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

     - for any breach of the director's duty of loyalty to us or our shareholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law relating to unlawful stock repurchases or dividends; or

     - for any transaction from which the director derives an improper personal benefit.

     These provisions do not limit or eliminate our rights or those of any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

     Our Bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We have entered into separate indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in our Certificate of Incorporation, Bylaws or the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify the officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the officers and directors as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the common stock is First Union National Bank.

                   DESCRIPTION OF SENIOR DEBT SECURITIES AND
                          SUBORDINATED DEBT SECURITIES

GENERAL

     The debt securities will be our general unsecured obligation and will be issued as either senior notes and debentures, which are referred to throughout as the senior debt securities, or subordinated notes and debentures, which are referred to throughout as the subordinated debt securities, or both. We would issue our debt securities under one or more separate indentures, in each case between us, our subsidiary guarantors and the trustee, and in substantially the form that has been filed as an exhibit to the registration statement of which this prospectus is a part, but subject to any future amendments or supplements. We will issue senior debt securities under a senior indenture and subordinated debt securities under a subordinated indenture. We refer to the senior indenture and the subordinated indenture below singularly as the indenture or together as the indentures. We refer to the senior trustee and the subordinated trustee below individually as a trustee and together as the trustees.

     Set forth below is a summary of all of the material terms of the indentures. The particular terms of the debt securities we might offer and the extent to which these general provisions apply will be described in a prospectus supplement relating to the offered debt securities. We have included the forms of the indentures under which the offered debt securities will be issued as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

     Our payment obligations under any debt securities may, if specified in any prospectus supplement, be fully and unconditionally guaranteed by one or more of our subsidiaries as subsidiary guarantors. If any series of debt securities is guaranteed by one of our subsidiaries, the applicable prospectus supplement will identify each subsidiary guarantor and describe such subsidiary guarantee, including the circumstances in which it may be released. Unless specified otherwise in any prospectus supplement, any guarantee of debt securities by one or more of our subsidiaries will be on a full and unconditional basis.

     Unless we provide otherwise in any prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we can issue. We may issue debt securities in one or more series and in differing aggregate principal amounts. We may issue debt securities in any currency or currency unit that we may designate. We may issue debt securities in registered or global form. The rights of holders of debt securities will be limited to our assets and the assets of any subsidiary guarantors.

     Except in the case of any debt securities that are guaranteed by a subsidiary guarantor, the debt securities will not be obligations of any of our subsidiaries. Except as may be described in any prospectus supplement, the indentures do not limit the ability of our subsidiaries to incur debt in the future. Our right to participate in the assets of any subsidiary (and thus the ability of holders of the debt securities to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including trade creditors, of that subsidiary, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subject to any security interest of other creditors of such subsidiary. Unless the debt securities are guaranteed by our subsidiaries, the debt securities will be structurally subordinated to creditors, including trade creditors, of our subsidiaries with respect to the assets of the subsidiaries against which such creditors have a more direct claim.

     The senior debt securities will rank equally with all of our other senior debt, if any. As of March 31, 2001, our debt to equity ratio was 7.5:1. If we offer common stock, or securities convertible into such common stock, as of March 31, 2001, $53,000,000 of consolidated debt will rank senior to such securities. If we offer subordinated debt as of March 31, 2001, such debt will rank behind approximately $53,000,000 of senior debt. We will disclose any material changes to such amounts in a prospectus supplement prepared in accordance with this prospectus. The subordinated debt securities will have a junior position to all of our senior debt, if any. As of June 15, 2001, we have a bank loan facility under which we could borrow up to $200,000,000. Any amounts borrowed under that facility would be senior to the subordinated debt securities. Other than as may be described in a prospectus supplement, neither indenture will contain any covenant or provision that affords debt holders protection in the event that we enter into a highly leveraged transaction in which we borrow a substantial amount of the monetary requirements for such transaction. These same holders would not have any right to require us to repurchase the debt securities, in the event that the credit rating of any debt securities declined as a result of our involvement in a takeover, recapitalization, similar restructuring or otherwise.

     A prospectus supplement including the indentures, filed as an exhibit, relating to any series of debt securities which we may offer will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title and type of debt securities being offered, which may include medium term notes;

     - the total principal amount of debt securities being offered;

     - whether the debt securities will be issued in one or more forms of global securities and whether such global securities are to be issuable in temporary global form or permanent global form;

     - whether the debt securities will be guaranteed by any of the subsidiaries of the Company;

     - the dates on which the principal of, and premium, if any, on the offered debt securities is payable;

     - the interest rate or the method of determining the interest rate;

     - the date from which interest will accrue;

     - the interest payment dates;

     - the place where the principal, premium and interest is payable;

     - any optional redemption periods;

     - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

     - whether the debt securities will be convertible into shares of common stock or exchangeable for other of our securities (which would be required to be registered under the Securities Act of 1933) and if so, the terms of conversion or exchange;

     - the currency or currencies, if other than U.S. dollars, in which principal payments or other payments will be payable;

     - events causing acceleration of maturity;

     - any provisions granting special rights to holders when a specified event occurs;

     - any changes to or additional events of default or covenants;

     - any material United States federal income tax consequences and any special tax implications of ownership and disposition of the debt securities; and

     - any other terms of the debt securities.

     The debt securities will be issued in registered form. There will be no service charge for any registration, transfer or exchange of debt securities. We may, however, require payment of an amount that would be sufficient to cover any tax or other governmental charge we may incur. We may sell debt securities at a discount or premium (which may be substantial) below or above their stated principal amount, either bearing no interest or bearing interest at a rate that may be below the market rate at the time we issue the debt securities.

     We will describe any material United States federal income tax consequences and other special considerations applicable to discounted debt securities in the prospectus supplement. If we sell any of the offered debt securities for any foreign currency or currency unit, or if any of the principal, premium or interest, if any, is payable on any of the offered debt securities, the restrictions, elections, tax consequences, specific terms and other information pertaining to the offered debt securities and such foreign currency or foreign currency unit will be set forth in the prospectus supplement describing such offered debt securities.

DENOMINATIONS

     We will issue the debt securities in registered form of $1,000 each or integral multiples thereof.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities generally will be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness. The subordinated indenture defines senior indebtedness to include all notes or other unsecured evidences of indebtedness, including our guarantees for money borrowed by us, not expressed to be subordinate or junior in right of payment to any other of our indebtedness and all extensions of such indebtedness. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving us or our property;

     - we fail to pay the principal, interest, any premium or any other amounts on any senior indebtedness when due;

     - of a default (other than a payment default with respect to the senior indebtedness) that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the event of default has been cured or waived or shall no longer exist; or

     - the principal and any accrued interest on any series of subordinated debt securities has been declared due and payable upon an event of default described in the subordinated debt indenture and such declaration has not been rescinded.

     In the event of any voluntary or involuntary bankruptcy, insolvency, reorganization or other similar proceeding relating to us, all of our obligations to holders of senior indebtedness will be entitled to be paid in full before any payment shall be made on account of the principal of, or premium, if any, or interest, if any, on the subordinated debt securities of any series. In the event of any such bankruptcy, insolvency, reorganization or other similar proceeding, holders of the subordinated debt securities of any series, together with holders of indebtedness ranking equally with the subordinated debt securities, shall be entitled, ratably, to be paid amounts that are due to them, but only from assets remaining after we pay in full the amounts that we owe on our senior indebtedness. We will make these payments before we make any payment or other distribution on account of any indebtedness that ranks junior to the subordinated debt securities. However, if we have paid in full all of the sums that we owe with respect to our senior indebtedness and creditors in respect of our obligations associated with such derivative products have not received payment in full of amounts due to them, then the available remaining assets shall be applied to payment in full of those obligations before any payment is made on the subordinated debt securities. If we are in default on any of our senior indebtedness or if any such default would occur as a result of certain payments, then we may not make any payments on the subordinated debt securities or effect any exchange or retirement of any of the subordinated debt securities unless and until such default has been cured or waived or otherwise ceases to exist.

     No provision contained in the subordinated indenture or the subordinated debt securities affects our absolute and unconditional obligation to pay when due, principal of, premium, if any, and interest on the subordinated debt securities and neither the subordinated indenture nor the subordinated debt securities prevent the occurrence of any default or event of default under the subordinated indenture or limit the rights of the subordinated trustee or any holder of subordinated debt securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the subordinated debt securities. As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or any of our subsidiaries or a marshaling of our assets or liabilities and our subsidiaries, holders of subordinated debt securities may receive ratably less than other creditors.

     If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

EVENTS OF DEFAULT; REMEDIES

     The following are defined as events of default under each indenture:

     - our failure to pay principal or any premium on any debt security when due;

     - our failure to pay any interest on any debt security when due, continued for 30 days;

     - our failure to deposit any mandatory sinking fund payment when due, continued for 30 days;
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

     - our failure to perform any other covenant or warranty in the Indenture that continues for 90 days after written notice;

     - our certain events of bankruptcy, insolvency or reorganization; and

     - any other event of default as may be specified with respect to debt securities of such series.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if the trustee considers withholding of notice to be in the best interest of the holders. If an event of default occurs, either the trustee or the holders of at least 25% of the principal amount of the outstanding debt securities may declare the principal amount of the debt securities of the applicable series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the principal amount of the outstanding debt securities of such series can void the declaration. These conditions include the requirement that we have paid or deposited with the trustee a sum sufficient to pay all overdue principal and interest payments on the series of debt securities subject to the default. If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of either trustee or any holder.

     Depending on the terms of our indebtedness, an event of default under an indenture may cause a cross default on our other indebtedness. Other than its duties in the case of default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holder or group of holders unless the holders offer the trustee reasonable indemnity. If the holders provide reasonable indemnification, the holders of a majority of the principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee for any series of debt securities. The holders of a majority of the principal amount outstanding of any series of debt securities may, on behalf of all holders of such series, waive any past default under the indenture, except in the case of a payment of principal or interest default. We are required to provide to each trustee an annual statement reflecting the performance of our obligations under the indenture and any statement of default, if applicable.

COVENANTS

     Under the indentures, we will:

     - pay the principal, interest and any premium on the debt securities when due;

     - maintain a place of payment;

     - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

     - deposit sufficient funds with any payment agent on or before the due date for any principal, interest or any premium.

MODIFICATION OR AMENDMENT OF INDENTURES

     Under each indenture, all rights and obligations and the rights of the holders may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. No modification or amendment may, however, be made without the consent of the holders of any debt securities if the following provisions are affected:

     - change in the stated maturity date of the principal payment or installment of any principal payment;

     - reduction in the principal amount or premium on, or interest on any of the debt securities;

     - reduction in the percentage required for modifications or amendment to be effective against any holder of any debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each indenture generally permits a consolidation or merger between us and another corporation. Each indenture also permits us to sell all or substantially all of our property and assets. If this happens, the surviving or acquiring company will assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and the performance of the covenants in the indentures. We will only consolidate or merge with or into any other company or sell all, or substantially all, of our assets according to the terms and conditions of the indentures. The surviving or acquiring company will be substituted for us in the Indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor company may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding our board of directors or any of our officers are required or permitted to do may be done by the board of directors or officers of the successor company. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under any Indenture and under the debt securities.

DISCHARGE AND DEFEASANCE

     We will be discharged from our obligations under the debt securities of any series at any time if we irrevocably deposit with the trustee enough cash or U.S. government securities to pay the principal, interest, any premium and any other sums due through the stated maturity date or redemption date of the debt securities of the series. In this event, we will be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of the series. Accordingly, our obligations under the applicable indenture and the debt securities of such series to pay any principal, premium, or interest, if any, shall cease, terminate and be completely discharged. The holders of any debt securities shall then only be entitled to payment out of the money or U.S. government securities deposited with the trustee and such holders of debt securities of such series will not be entitled to the benefits of the indenture except as relate to the registration, transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities.

PAYMENT AND PAYING AGENTS

     We will pay the principal, interest and premium on fully registered securities at designated places. We will pay by check mailed to the person in whose name the debt securities are registered on the day specified in the indentures or any prospectus supplement. We will make debt securities payments in other forms at a place we designate and specify in a prospectus supplement.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Fully registered debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency we maintain for such purposes without the payment of any service charge except for any tax or governmental charge. The registered securities must be duly endorsed or accompanied by a written instrument of transfer, if required by us or the security registrar. We will describe any procedures for the exchange of debt securities for other debt securities of the same series in the prospectus supplement for that offering.

GLOBAL SECURITIES

     We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we identify in a prospectus supplement. We may issue global securities in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or part for the individual debt securities it represents, the depositary or its nominee may not transfer a global security except as a whole. The depositary for a global security and its nominee may only transfer the global security between themselves or their successors. We will make principal, premium and interest payments on global securities to the depositary or the nominee it designates as the registered owner for such global securities. The depositary or its nominee will be responsible for making payments to you and other holders of interests in the global securities. We and the paying agents will treat the persons in whose names the global securities are registered as the owners of such global securities for all purposes. Neither we nor the paying agents have any direct responsibility or liability for the payment of principal, premium or interest to owners of beneficial interests in the global securities, and such liability is that of the depositary or its variance. As a result the beneficial interest holder may have to rely on the depositary to recover in the event of default.

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants we may offer. We will set forth further terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

DEBT WARRANTS

     The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

     - the title of such debt warrants;

     - the offering price for such debt warrants;

     - the aggregate number of such debt warrants;

     - the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

     - if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

     - if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

     - the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

     - if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

     - whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

     - information with respect to book-entry procedures, if any;

     - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     - if applicable, a discussion of certain United States federal income tax considerations;

     - the antidilution provisions of such debt warrants, if any;

     - the redemption or call provisions, if any, applicable to such debt warrant; and

     - any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

COMMON STOCK WARRANTS

     The applicable prospectus supplement will describe the terms of any warrants exchangeable for common stock, including:

     - the title of such warrants;

     - the offering price of such warrants;

     - the aggregate number of such warrants;

     - the designation and terms of the common stock issued by us purchasable upon exercise of such warrants;

     - if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     - if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

     - the number of shares of common stock issued by us purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

     - the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     - if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     - if applicable, a discussion of certain United States federal income tax considerations; and

     - the antidilution provisions of the warrants, if any.

        DESCRIPTION OF TRUST RELATED JUNIOR SUBORDINATED DEBT SECURITIES

     The junior subordinated debentures that we issue to a Trust will be our direct unsecured general obligations. Only junior subordinated debt securities will be issued to the Trusts. The debt securities will be issued in one or more series under the indenture between us and First Union National Bank, as trustee and under our resolution authorizing the particular series.

     Set forth below is a complete summary of all the material provisions of the indenture. The form of the indenture and a form of amended and restated trust agreement are filed as exhibits to the registration statement of which this prospectus is a part. The amended and restated trust agreement for each series also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable amended and restated trust agreement for provisions that may be important to you. The summary includes references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

GENERAL

     The indenture does not significantly limit our operations. In particular, it does not:

     - limit the amount of debt securities that we can issue under the indenture;

     - limit the number of series of debt securities that we can issue from time to time;

     - restrict the total amount of debt that we or our subsidiaries may incur;
       or

     - contain any covenant or other provision that is specifically intended to afford any holder of the debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality.

     As of the date of this prospectus, there are no debt securities outstanding under the indenture. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

     Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

TERMS

     A prospectus supplement and a securities resolution relating to the offering of any series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

     - the designation, aggregate principal amount, currency or composite currency (if other than U.S. dollars) and denominations of the debt securities;

     - the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

     - the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

     - the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;

     - the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; the manner of paying principal and interest on the debt securities; the place or places where principal and interest will be payable;

     - the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund, the terms of any conversion or exchange right; the terms of any redemption of debt securities at the option of holders; any tax indemnity provisions;

     - the portion of principal payable upon acceleration of the maturity date of any debt security;

     - whether and upon what terms debt securities may be defeased (which means that we would be discharged from its obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

     - whether any events of default or covenants in addition to or instead of those set forth in the indenture apply; provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

     - any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

     - any provisions relating to the deferral of payment of any interest;

     - the terms of any right to convert or exchange the debt securities into any other of our securities or property;

     - if the series of debt securities is to be issued to a Trust, the forms of the related trust agreement and guarantee agreement;

     - the additions or changes, if any, to the indenture with respect to that series of debt securities to permit or facilitate the issuance of that series of debt securities to a Trust; and

     - any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 3.1).

     We may issue debt securities of any series in such form and in such denominations as we specify in the securities resolution and prospectus supplement for the series. (Section 2.1).

     A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency or office that we maintain for that purpose and upon fulfillment of all other requirements of the agent.

CERTAIN COVENANTS

     Any restrictive covenants that may apply to a particular series of debt securities will be described in the related prospectus supplement.

SUBORDINATION

     The indenture provides that the debt securities will be subordinated and junior in right of payment to all of our Senior Debt (as defined below), which was $53,000,000 as of March 31, 2001. This means that no payment of principal, including redemption payments, premium, if any, or interest on the debt securities may be made if:

     - any of our Senior Debt has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or waived or ceased to exist; or

     - the maturity of any of our Senior Debt has been accelerated because of a default.

     Upon any distribution of our assets to creditors upon any termination, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Debt must be paid in full before the holders of debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all of our Senior Debt then outstanding, the rights of the holders of the debt securities will be subrogated to the rights of the holders of our Senior Debt to receive payments or distributions applicable to Senior Debt until all amounts owing on the debt securities are paid in full.

     The term "Senior Debt" means:

          (1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

          (2) all capital lease obligations of ours;

          (3) all obligations of ours issued or assumed as the deferred purchase price of property, all conditional sale obligations of ours and all obligations of ours under any conditional sale or title retention agreement, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

          (4) all obligations, contingent or otherwise, of ours in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions;

          (5) all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

          (6) any indebtedness between or among us and our affiliates, except as provided in 8(b) below;

          (7) all obligations of the type referred to in clauses (1) through (6) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

          (8) all obligations of the type referred to in clauses (1) through (7) above of other persons secured by any lien on any property or asset of ours, whether or not such obligation is assumed by such obligor, except for

             (a) any such indebtedness that by its terms ranks equally with, or junior to, the debt securities; and

             (b) any indebtedness between or among us or our affiliates relating to other debt securities and guarantees in respect of those debt securities, issued to (i) any Trust or a trustee of such Trust or (ii) any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is a financing vehicle of ours in connection with the issuance by such financing vehicle of preferred securities or other securities guaranteed by us pursuant to an instrument that ranks equally with, or junior to, the guarantee.

     Such Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

SUCCESSOR OBLIGOR

     The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another company, unless:

     - that company is organized under the laws of the United States or any state or the District of Columbia;

     - that company assumes by supplemental indenture all of our obligations under the indenture and the debt securities;

     - all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

     - immediately after the transaction no default exists under the indenture. (Section 8.1).

     The successor shall be substituted for us as if it had been an original party to the indenture, the trust agreements and the debt securities. Thereafter the successor may exercise our rights and powers under the indenture, the trust agreements and the debt securities, and all of our obligations under those documents will terminate. (Section 8.2)

EXCHANGE OF DEBT SECURITIES

     Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency HCC maintains for that purpose and upon fulfillment of all other requirements set forth in the indenture. (Section 3.6)

DEFAULTS

     Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

     - We default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 30 days;

     - We default in the payment of the principal and premium, if any, of any debt securities of the series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

     - We default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing the series and the default continues for a period of 30 days;

     - We default in the performance of any of our other agreements applicable to the series and the default continues for 90 days after the notice specified below;

     - We file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

     - any other event of default specified in the prospectus supplement occurs. (See Section 5.1)

     A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the debt securities of a series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 5.1)

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

REMEDIES

     If an event of default occurs under the indenture with respect to any series of debt securities and is continuing, the trustee by notice to us or (except as provided in the next sentence) the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. In the case of a series of junior subordinated debentures issued to a Trust, if, upon an event of default, the trustee or the other holders, if any, together holding not less than 25% in aggregate principal amount of that series, fail to declare the principal of all the debt securities of that series to be immediately due and payable, then the holders of 25% in aggregate liquidation amount of the trust preferred securities issued by the Trust then outstanding shall have the right to do so by notice to us and to the trustee.

     Except as provided in the next sentence, the holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if certain conditions are met, including:

     - We pay or deposit with the indenture trustee a sum sufficient to pay:

      - all overdue interest,

      - the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on those amounts,

      - any overdue sinking fund payments and overdue interest on such payments,

      - interest on overdue interest to the extent lawful, and

      - all amounts otherwise due to the indenture trustee under the indenture;

     - the rescission would not conflict with any judgment or decree;

     - all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     In the case of a series of junior subordinated debentures issued to a Trust, the holders of a majority in aggregate liquidation amount of the trust preferred securities issued by that Trust then outstanding shall also have the right to rescind the acceleration and its consequences with respect to such series, subject to the same conditions set forth above. (Section 5.2)

     If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series. (Section 5.3)

     In the case of a series of junior subordinated debentures issued to a Trust, any holder of the outstanding trust preferred securities issued by that Trust shall have the right, upon the occurrence and continuance of an event of default with respect to that series following our failure to pay timely interest, principal or premium as described above, to sue us directly. In that lawsuit the holder of the trust preferred securities can force us to pay to the holder (instead of the Trust) the principal of, and premium, if any, and interest on, junior subordinated debentures held by the Trust having a principal amount equal to the aggregate principal amount of the trust preferred securities held by that holder. (Section 5.8)

     The trustee may require an indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which if reasonably believes may expose it to any risk of loss or liability. (Section 6.1) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 5.12) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default with respect to the debt securities of that series if it determines that withholding the notice is in the interest of holders of the series. (Section 6.2) We are required to furnish the trustee annually a brief certificate as to our compliance with all terms and conditions of the indenture. (Section 10.4)

     The events of default specified in the indenture do not include a cross-default provision. Thus, except to the extent provided in the securities resolution establishing a series, a default by us on any other debt, including any other series of debt securities, would not constitute an event of default under the indenture (or in the case of an event of default as to any series, an event of default as to any other series outstanding under the indenture). If a securities resolution provides for a cross-default provision, the prospectus supplement will describe the terms of that provision.

AMENDMENTS

     Without the consent of any debt security holder, subject to certain limitations, we may amend the indenture by entering into one or more supplemental indentures of any of the following purposes:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring such assumption as described above under "-- Successor Obligor";

     - to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

     - to create a series of debt securities and establish its terms;

     - to provide for a separate trustee for one or more series of debt securities; or

     - to make any change that does not materially adversely affect the rights of any debt security holder. (Section 9.1)

     Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the indenture by entering into one or more supplemental indentures with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. However, without the consent of each debt security holder affected, no amendment may:

     - reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

     - reduce the interest on or change the time for payment of interest on any debt security (but this does not affect our right to elect to defer one or more payments of interest as described below under "-- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts -- Option to Defer Interest Payment Date");

     - change the stated maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

     - reduce the principal of any debt security or, if less than the principal amount thereof, reduce the amount that would be due on acceleration of any debt security thereof;

     - change the currency in which the principal or interest on a debt security is payable;

     - make any change that materially adversely affects the right to convert or exchange any debt security; or

     - waive any default in payment of interest on or principal of a debt security. (Section 9.2)

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

     In the case of a series of junior subordinated debentures issued to a Trust, we are not permitted to amend the indenture if such amendment adversely affects the holders of the trust preferred securities of that Trust in any material respect, and no termination of the indenture shall occur, without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the trust preferred securities then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. Furthermore, in the case of a series issued to a Trust, no amendment can be made to the provisions of the indenture allowing holders of trust preferred securities of that Trust to sue directly following our failure to make timely payments on the junior subordinated debentures as described above without the prior consent of the holder of each capital security then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. (Section 9.2)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

     We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an event of default. (Section 4.2) If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 4.3)

     To exercise either defeasance option as to a series of debt securities, we must:

     - irrevocably deposit in trust (the "defeasance trust") with the trustee or another trustee money or U.S. government obligations;

     - deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

     - comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

     U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or
(b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option. It also includes certificates representing an ownership interest in such obligations. (Section 4.4)

CERTAIN PROVISIONS RELATING TO JUNIOR SUBORDINATED DEBENTURES ISSUED TO THE HCC TRUSTS

     General. The junior subordinated debentures that we issue to a Trust may be issued in one or more series under the indenture with terms corresponding to the terms of a series of trust preferred securities issued by that Trust. The principal amount of the junior subordinated debentures that we issue to a Trust will be equal to the aggregate stated liquidation amount of the trust preferred securities and common securities of that Trust. Concurrently with the issuance of each Trust's trust preferred securities, each

Trust will invest the proceeds from the sale of the trust preferred securities and the consideration we pay for the common securities in a series of corresponding junior subordinated debentures that we will issue to that Trust.

     The prospectus supplement will describe specific terms relating to the offering of each series of junior subordinated debentures. See "Description Of Trust Related Junior Subordinated Debt Securities -- Terms."

     Unless otherwise specified in the applicable securities resolution, we will covenant, as to each series of junior subordinated debentures:

     - to maintain, directly or indirectly, 100% ownership of the common securities of the Trust to which the corresponding junior subordinated debentures have been issued (provided that certain successors which are permitted pursuant to the indenture may succeed to our ownership of the common securities);

     - not to voluntarily terminate, wind-up or liquidate any Trust, except:

      - in connection with a distribution of the junior subordinated debentures to the holders of the trust preferred securities in liquidation of the Trust; or

      - in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

     For additional covenants relating to payment of expenses of the HCC Trusts, see "Description of Trust Preferred Securities -- Payment of Expenses."

     Option to Defer Interest Payment Date. Unless otherwise stated in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures issued to a Trust to defer payments of interest by extending the interest payment period for a specified number of consecutive periods. No deferral period may extend beyond the maturity date of that series of junior subordinated debentures. We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption date, we will be obligated to pay all interest accrued and unpaid (together with interest on the unpaid interest to the extent permitted by applicable law). United States federal income tax consequences and special considerations applicable to any junior subordinated debentures issued to a Trust for which a deferral period has been elected will be described in the applicable prospectus supplement. During any deferral period, or while we are in default, we will be restricted in our ability to make payments or incur obligations related to its capital stock or debt securities ranking equal to or below the junior subordinated debentures. See "-- Restrictions on Certain Payments."

     Prior to the termination of any deferral period, we may extend the interest payment period, and, after the termination of any deferral period and the payment of all amounts due, we may decide to begin a new deferral period. However, the deferral period may not extend beyond the maturity date of the junior subordinated debentures.

     If the trustee is the sole holder of the series of junior subordinated debentures held by the Trust, we will give the trustee and the issuer trustees of the Trust notice of our selection of any deferral period one business day prior to the earlier of:

     - the next date distributions on the trust preferred securities are payable; or

     - the date the Trust is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of its trust preferred securities of the record date or the date any distribution on the trust preferred securities is payable.
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

     If the property trustee is not the sole holder of the series of junior subordinated debentures, we will give the holders of the junior subordinated debentures notice of our selection of any deferral period ten business days prior to the earliest of:

     - the next interest payment date; or

     - the date upon which we are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the junior subordinated debentures of the record or payment date of any related interest payment.

     Redemption. The junior subordinated debentures and the applicable securities resolution will provide the terms upon which we can redeem the junior subordinated debentures at our option, and will specify a date prior to which we will not be allowed to redeem the junior subordinated debentures, and after which we will have the right to redeem the junior subordinated debentures, in whole or in part, upon not less than 30 days nor more than 60 days notice to the holder of the junior subordinated debentures at a redemption price or prices stated in the applicable prospectus supplement.

     If the junior subordinated debentures are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee. If a partial redemption of the junior subordinated debentures would result in delisting from any national securities exchange or other self-regulatory organization on which the trust preferred securities of the Trust holding the junior subordinated debentures are then listed, we will not be permitted to effect a partial redemption and may only redeem the junior subordinated debentures as a whole.

     Except as otherwise specified in the applicable prospectus supplement and subject to the provisions of the applicable securities resolution, if a Tax Event (as defined below) or an Investment Company Event (as defined below) in respect of a Trust occurs and is continuing, we have the option to redeem the junior subordinated debentures held by that Trust, in whole, but not in part, at any time within 90 days thereafter. If the applicable Trust is the holder of all outstanding junior subordinated debentures, the proceeds of the redemption will be used by the Trust to redeem its trust preferred securities and common securities in accordance with their terms.

     However, in the case of an occurrence of a Tax Event or an Investment Company, if we can eliminate, within the 90 day period, such event by taking some action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on us, the relevant Trust or the holders of the trust preferred securities or the common securities, we will pursue that action instead of redemption. We will have no right to redeem the junior subordinated debentures while such Trust or the property trustee is pursuing any similar action based on its obligations under the trust agreement.

     "Tax Event" means that the applicable Trust will have received an opinion of counsel (which may be counsel to us or an affiliate) experienced in such matters to the effect that, as a result of any

     - amendment to, or change (including any announced proposed change) in the laws or any regulations under the laws of the United States or any political subdivision or taxing authority, or

     - official administrative pronouncement or judicial decision interpreting or applying the laws or regulations stated above whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the Trust, in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of junior subordinated debentures pursuant to the applicable securities resolution, there is more than an insubstantial risk that:

     - the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to income received or accrued on the junior subordinated debentures;

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

     - interest we pay on the corresponding junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States Federal income tax purposes; or

     - the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the applicable Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, courts, governmental agency or regulatory authority on or after the date of original issuance of the trust preferred securities by the Trust, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

     Restrictions on Certain Payments. Unless otherwise provided in the applicable prospectus supplement, we will promise, as to each series of junior subordinated debentures issued to a Trust, that it will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated debentures; or

     - make any guarantee payments with respect to any of the debt securities of any of its subsidiaries if the guarantee ranks equally with or junior in interest to the junior subordinated debentures;

     other than:

     - dividends or distributions payable in its common stock;

     - payments under any guarantee relating to the trust preferred securities of a Trust;

     - purchases of common stock related to the issuance of common stock under any employment agreement or benefit plan for its directors, officers or employees; and

     - obligations under any dividend reinvestment plan or stock purchase plan.

     These restrictions apply only if:

     - at that time an event has occurred that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture with respect to the junior subordinated debentures of that series and (b) we shall not have taken reasonable steps to cure the event;

     - the junior subordinated debentures are held by a Trust and we are in default with respect to payment of any obligations under the guarantee relating to the trust preferred securities of that Trust; or

     - we shall have given notice of its intention to begin an interest deferral period and have not rescinded the notice, or any deferral period is continuing.

REGARDING THE TRUSTEE

     First Union National Bank will act as trustee and registrar for registration and transfer of debt securities issued under the indenture. (Section 3.6) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee.

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

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     The following section describes the general terms and provisions of the trust preferred securities to which any prospectus supplement may relate. The particular terms of the trust preferred securities offered by any Trust and the extent to which any of these general provisions do not apply to its trust preferred securities will be described in the prospectus supplement relating to that Trust and its trust preferred securities.

     The trust preferred securities will represent undivided beneficial ownership interests in the assets of a Trust. The holders of the trust preferred securities of a Trust will be entitled to a preference over holders of the common securities of such Trust in some circumstances with respect to distributions and amounts payable on redemption or liquidation. Holders of trust preferred securities will also have other benefits as described in the corresponding trust agreement.

     We have summarized the material provisions of the trust preferred securities and each trust agreement below. The form of trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of trust agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. Each of the Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

GENERAL

     The trust preferred securities of a Trust will rank equally, and payments on the trust preferred securities will be made pro rata, with the common securities of that Trust except as described under "-- Subordination of Common Securities." Legal title to the junior subordinated debentures issued to a Trust will be held by the property trustee in trust for the benefit of the holders of the trust preferred securities of that Trust and for us as holder of the common securities of that Trust. Each guarantee agreement we execute for the benefit of the holders of a Trust's trust preferred securities will be a guarantee on a junior subordinated basis with, but will not guarantee payment of distributions or amounts payable on redemption or liquidation of, such trust preferred securities if the Trust does not have funds available to make such payments. See "Description of Trust Related Guarantees."

DISTRIBUTIONS

     Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. Except as specified in the applicable prospectus supplement, in the event that any date on which distributions are payable on the trust preferred securities is not a business day, payment of the distribution will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

     A Trust's trust preferred securities represent undivided beneficial ownership interests in the assets of that Trust. The distributions on each capital security will be payable at a rate specified in the prospectus supplement for that capital security. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of trust preferred securities are entitled will accumulate interest at the rate per annum specified in the applicable prospectus supplement. Distributions on trust preferred securities as used in this prospectus includes these additional distributions unless otherwise stated.

     The revenue of each Trust available for distribution to holders of its trust preferred securities will be limited to payments it receives from us under the junior subordinated debentures it owns. Each Trust will invest the proceeds from the issuance and sale of its common securities and trust preferred securities in the corresponding junior subordinated debentures, and it will have no other assets. See "Description of Trust Related Junior Subordinated Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts." If we do not make interest payments on the junior subordinated debentures held by a Trust, the property trustee will not have funds available to pay distributions on the trust preferred securities of that Trust. We have guaranteed the payment of distributions (if and to the extent the Trust has funds legally available for the payment of distributions and cash sufficient to make the payments) on a limited basis as set forth herein under "Description of Trust Related Guarantees."

     We may defer interest on any series of junior subordinated debentures for a specified number of consecutive interest payment periods. See "Description of Trust Related Junior Subordinated Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trustee -- Option to Defer Interest Payment Date." If we defer interest payments on the corresponding junior subordinated debentures held by a Trust, the Trust will defer payments on its trust preferred securities.

     Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the Trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and to the provisions of the applicable trust agreement, each distribution payment will be made as described under "Book-Entry Issuance." In the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be a date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

PAYMENT OF EXPENSES

     Pursuant to the indenture, we have agreed to pay all debts and obligations (other than distributions on the common securities and trust preferred securities) and all costs and expenses of the Trusts and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of the Trusts, the fees and expenses of the property trustee, the Delaware trustee and the administrators and all costs and expenses relating to the operation of the Trusts. As a result, the net amounts received and retained by a Trust after paying these fees, expenses, debts and obligations will be equal to the amounts the Trust would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it. Our promise to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the promise. Any creditor may enforce these obligations directly against us, and we have agreed to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against the Trust or any other person before proceeding against us. We will execute such additional agreements as may be necessary to give full effect to these promises.

REDEMPTION OR EXCHANGE

     If we repay or redeem, in whole or in part, any junior subordinated debentures that have been issued to a Trust, whether at maturity or earlier, the proceeds from the repayment or redemption shall be applied by the property trustee to redeem a like amount of the trust preferred securities and the common securities of that Trust. The property trustee will give you at least 30 but no more than 60 days notice, and the redemption price will be equal to the sum of:

     - the aggregate liquidation amount of the trust preferred securities and common securities being redeemed; plus

     - accumulated but unpaid distributions on to the redeemed trust preferred securities and common securities to the date of redemption; plus

     - the related amount of the premium, if any, that we pay upon the concurrent redemption of corresponding junior subordinated debentures.

     See "Description of Trust Related Junior Subordinated Debt
Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts -- Redemption."

     If we are repaying or redeeming less than all of any series of junior subordinated debentures held by a Trust on a redemption date, then the proceeds from the repayment or redemption shall be allocated to redeem the trust preferred securities and common securities issued by that Trust, pro rata. The amount of premium, if any, that we pay to redeem all or any part of any series of junior subordinated debentures held by a Trust will also be allocated pro rata to the redemption of the trust preferred securities and common securities issued by that Trust.

     We will have the right to redeem any series of junior subordinated debentures:

     - subject to the conditions described under "Description of Trust Related Junior Subordinated Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts -- Redemption"; or

     - as may be otherwise specified in the applicable prospectus supplement.

     We have the right to terminate a Trust at any time and, after satisfaction of any liabilities to creditors of that Trust as provided by applicable law, to cause the junior subordinated debentures owned by that Trust to be distributed to the holders of the trust preferred securities and common securities in liquidation of that Trust.

     If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of junior subordinated debentures at the time that we exercise our right to elect to terminate a Trust and cause the junior subordinated debentures held by that Trust to be distributed to the holders of the trust preferred securities and common securities in liquidation of that Trust. However, we can extend the maturity only if the conditions specified in the applicable prospectus supplement are met at the time the election is made and at the time of the extension.

     After the liquidation date fixed for any distribution of junior subordinated debentures to the holders of any series of trust preferred securities:

     - that series of trust preferred securities will no longer be deemed to be outstanding;

     - The Depository Trust Company ("DTC") or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered in the distribution;

     - We shall use our reasonable efforts to list the junior subordinated debentures on the NYSE or on such other exchange, interdealer quotation system or self-regulatory organization as such trust preferred securities are then listed; and

     - any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of that series of trust preferred securities, bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until the certificates are presented to the administrators or their agent for transfer or reissuance.

     We cannot predict the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for trust preferred securities. As a result, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that an investor may receive on termination and liquidation of a Trust, may trade at a lower price than the investor paid to purchase the trust preferred securities.

REDEMPTION AND EXCHANGE PROCEDURES

     Any trust preferred securities that are redeemed on any redemption date will be redeemed with the proceeds received by the Trust from the contemporaneous redemption of the junior subordinated debentures held by that Trust. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Trust has cash on hand available for the payment of such redemption price. See "-- Subordination of Common Securities."

     If a Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price to the extent funds are available. The property trustee will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. See "Book-Entry Issuance." If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities upon surrender of the certificates evidencing their trust preferred securities.

     Except as specified in the applicable prospectus supplement, in the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay). However, if the next business day is in the next calendar year, the redemption price will be payable on the preceding business day. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee as described under "Description of Trust Related Guarantees," then:

     - distributions on those trust preferred securities will continue to accrue at the then applicable rate from the redemption date originally established by the Trust for those trust preferred securities to the date the redemption price is actually paid; and

     - the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable record holders thereof as they appear on the register for the trust preferred securities on the relevant record date. The record date will be one business day prior to the relevant redemption date or liquidation date, as applicable, except that if any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities shall be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

     If a Trust redeems less than all of its trust preferred securities and common securities, then the aggregate liquidation amount of trust preferred securities and common securities to be redeemed will be allocated pro rata between the trust preferred securities and the common securities based upon their respective aggregate liquidation amounts. Within 60 days of the redemption date, the property trustee will select the trust preferred securities to be redeemed from among the outstanding trust preferred securities not previously called for redemption. The property trustee may use any method of selection it deems to be fair and reasonable.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust preferred securities or common securities to be redeemed at the holder's registered address.

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

     Unless we default in payment of the redemption price on the junior subordinated debentures, on and after the redemption date, interest ceases to accrue on the junior subordinated debentures or portions thereof (and distributions cease to accrue on the trust preferred securities or portions thereof issued by the Trust that holds such junior subordinated debentures) called for redemption.

     If notice of redemption has been given and funds deposited as required, then upon the date of such deposit all rights of the holders of the trust preferred securities called for redemption will cease, except the right to receive the redemption price, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, each Trust's trust preferred securities and common securities, as applicable, generally shall be made pro rata based upon their respective aggregate liquidation amounts. However, if on any distribution date or redemption date an event of default with respect to any junior subordinated debenture held by a Trust has occurred and is continuing, then:

     - We shall not pay any distribution on, or redemption price of, any of the Trust's common securities, and we can not make any other payment on account of the redemption, liquidation or other acquisition of such common securities, unless

      - all accumulated and unpaid distributions on all of the Trust's outstanding trust preferred securities are paid in full in cash for all distribution periods terminating on or prior to any payment on the common securities,

      - in the case of a payment of the redemption price, the full amount of the redemption price on all of the Trust's outstanding trust preferred securities then called for redemption shall have been paid or provided for, and

      - all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Trust's trust preferred securities then due and payable.

     In the case of any event of default with respect to any junior subordinated debentures held by a Trust, we (as holder of the Trust's common securities) will be deemed to have waived any right to act with respect to the event of default under the applicable trust agreement until the effect of all events of default with respect to such trust preferred securities has been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee is required to act solely on behalf of the holders of the trust preferred securities and not on our behalf as holder of the Trust's common securities, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to each trust agreement, each Trust will automatically terminate upon the expiration of its term or on the first to occur of:

     - specified events relating to our bankruptcy, dissolution or liquidation;

     - our written direction to the property trustee, as depositor, to dissolve the Trust and distribute the corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange for the trust preferred securities (which direction is optional and wholly within our discretion as depositor);

     - the redemption of all of the Trust's trust preferred securities and common securities; and

     - the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

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

     If an early termination occurs for any reason other than the redemption of all of the trust preferred securities and common securities, the Trust will be liquidated by the property trustee as expeditiously as the issuer trustees determine to be possible. Except as provided in the next sentence, the issuer trustees will distribute (after satisfaction of any liabilities to creditors of such Trust as provided by applicable law) to the holders of such trust preferred securities and common securities a like amount of the corresponding junior subordinated debentures. However, if such a distribution is determined by the property trustee not to be practical, the holders of the trust preferred securities will be entitled to receive out of the assets of the Trust available for distribution to holders (after satisfaction of any liabilities to creditors of the Trust as provided by applicable law) a liquidation distribution in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its trust preferred securities will be paid on a pro rata basis.

     As the holder of the Trust's common securities, we will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities. However, if an event of default relating to the junior subordinated debentures held by a Trust has occurred and is continuing, that Trust's trust preferred securities will have a priority over its common securities.

ADDITIONAL AMOUNTS

     If at any time a Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional amounts on the junior subordinated debt securities. The additional amounts will be sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes a "trust event of default" under each trust agreement with respect to the trust preferred securities issued by a Trust thereunder (whatever the reason for the trust event of default):

     - an event of default with respect to the junior subordinated debentures issued under the indenture to the Trust occurs (see "Description of Trust Related Junior Subordinated Debt Securities -- Defaults");

     - the property trustee does not pay any distribution within 30 days of its due date, provided that no deferral period is continuing;

     - the property trustee does not pay any redemption price of any trust security when it becomes due and payable;

     - the default by an issuer trustee in the performance, or breach, in any material respect, of any covenant or warranty of the issuer trustees in the trust agreement (other than a default in the payment of any distribution or any redemption price as provided above), and continuation of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting issuer trustee by the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable Trust, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "notice of default" under the trust agreement; or

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

     - the property trustee files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor property trustee is not appointed within 60 days.

     Within 90 days after learning of the occurrence of any trust event of default, the property trustee is required to transmit notice of the trust event of default to the holders of the Trust's trust preferred securities, to the administrators and to us, as depositor, unless the trust event of default has been cured or waived.

     If an event of default with respect to a corresponding junior subordinated debenture has occurred and is continuing, the trust preferred securities shall have a preference over the common securities upon termination of the Trust as described above. See "-- Liquidation Distribution upon Termination." The existence of a trust event of default with respect to a Trust does not entitle the holders of trust preferred securities issued by that Trust to cause the redemption of the trust preferred securities.

REMOVAL OF ISSUER TRUSTEES

     We as the holder of the common securities of a Trust may remove either issuer trustee at any time, unless an event of default with respect to junior subordinated debentures held by that Trust has occurred and is continuing. If a trust event of default resulting from an event of default with respect to junior subordinated debentures held by that Trust has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities of that Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrators: that right belongs exclusively to us as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the applicable trust agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the property trustee or the Delaware trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, CONVERSIONS, AMALGAMATIONS OR REPLACEMENTS OF THE HCC TRUSTS

     A Trust may not merge or consolidate with or into, convert into, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below, as described in "-- Liquidation Distribution upon Termination" or as described in the prospectus supplement with respect to the trust preferred securities. A Trust may, at our request, with the consent the holders of a majority of its trust preferred securities, merge or consolidate with or into, convert into, amalgamate or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

     - the successor entity either (a) expressly assumes all of the obligations of the Trust with respect to its trust preferred securities or (b) substitutes for the trust preferred securities other successor securities having substantially the same terms as the trust preferred securities so long as the successor securities rank the same as the trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - We expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

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

     - the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

     - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any successor securities) to be downgraded by a nationally recognized statistical rating organization;

     - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

     - the successor entity has a purpose substantially similar to that of the Trust;

     - prior to the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

      - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

      - following the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

     - We or any permitted successor or assignee own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

     Notwithstanding the general provisions described above, a Trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     The holders of the trust preferred securities will have only the voting rights described below and under "Description of Trust Related
Guarantees -- Amendments and Assignment," plus any voting rights required by law.

     Each trust agreement may be amended from time to time by us and the property trustee, without the consent of the holders of the trust preferred securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to address matters or questions arising under the trust agreement in a way which is consistent with the other provisions of the trust agreement; or

     - to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act.

     However, in the case of the first clause, the action must not adversely affect in any material respect the interests of any holder of trust preferred securities and common securities. Any amendment of the trust agreement becomes effective when we give notice of the amendment to the holders of the trust preferred securities and common securities.

     Each trust agreement may be amended by us and the property trustee with:

     - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust preferred securities and common securities; and

     - receipt by the property trustee of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

     However, without the consent of each holder of trust preferred securities and common securities, no amendment may:

     - change the amount or timing of any distribution on the trust preferred securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities and common securities as of a specified date; or

     - restrict the right of a holder of trust preferred securities and common securities to sue for the enforcement of any distribution payment.

     The property trustee is required to notify each holder of trust preferred securities whenever the property trustee is notified of a default with respect to the corresponding junior subordinated debentures. Furthermore, so long as any junior subordinated debentures are held by the property trustee, the issuer trustees are not permitted to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

     - waive any past default that is waivable under the indenture governing the junior subordinated debentures;

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

     - give a required consent to any amendment, modification or termination of the indenture, the applicable securities resolution or the junior subordinated debentures unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities. However, where the indenture requires the consent of each affected holder of junior subordinated debentures, the property trustee cannot give the consent without first obtaining the consent of each holder of the trust preferred securities. The property trustee cannot revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

     In addition to obtaining approval of the holders of the trust preferred securities as described above, the issuer trustees are required to obtain an opinion of counsel to the effect that the proposed action will not cause the Trust to be classified as a corporation for United States federal income tax purposes.

     Any required approval of holders of trust preferred securities may be given either at a meeting of holders of trust preferred securities or pursuant to a written consent. The property trustee must notify record holders of trust preferred securities of any meeting in the manner set forth in each trust agreement.

     No vote or consent of the holders of trust preferred securities will be required for a Trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.
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

     Whenever holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, neither we nor the issuer trustees will be permitted to vote. For purposes of any vote or consent, any of the trust preferred securities that we own (or that are owned by the issuer trustees or our affiliates) will be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

     The depositary for the trust preferred securities will make payments in respect of the trust preferred securities by crediting the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities of a Trust are not held by the depositary, then the paying agent will mail checks to registered holders of the trust preferred securities as their addresses appear on its register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators and to us. The paying agent can resign upon 30 days' written notice to the property trustee and to us. If the property trustee resigns as paying agent, the property trustee will appoint a bank or trust company acceptable to the administrators to act as paying agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

     Each Trust will register transfers of its trust preferred securities without charge, but will require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not register transfers of their trust preferred securities after the relevant trust preferred securities are called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee undertakes to perform only the duties that are specifically set forth in each trust agreement, other than during the continuance of a trust event of default. After a trust event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so. If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, then we will have the right to tell the property trustee which action to take unless the matter is one on which holders of trust preferred securities are entitled to vote. If we do not give any directions, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the trust preferred securities and common securities. The property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The property trustee and the administrators are authorized and directed to operate the Trusts in such a way that:

     - no Trust will be:

      - deemed to be an "investment company" required to be registered under the Investment Company Act or

      - classified as an association taxable as a corporation for United States federal income tax purposes; and

     - the junior subordinated debentures will be treated as our indebtedness for United State federal income tax purposes.

     Holders of the trust preferred securities have no preemptive or similar rights.

     No Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                    DESCRIPTION OF TRUST RELATED GUARANTEES

     When the trust preferred securities and common securities of any series are issued by a Trust, we will execute and deliver a guarantee agreement for the benefit of the holders of the trust preferred securities of that series. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. First Union National Bank will act as guarantee trustee under each guarantee for the purposes of compliance with the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the related Trust's trust preferred securities.

     We have summarized the material provisions of the guarantees below. The form of the guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the guarantee agreement for provisions that may be important to you. Reference in this summary to trust preferred securities means that Trust's trust preferred securities to which a guarantee relates.

GENERAL

     We will promise to pay the guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. Our obligations under the guarantee will rank equal to the corresponding junior subordinated debentures and will be junior and subordinated to the Senior Debt. The guarantee payments include the following, to the extent not paid by or on behalf of the related Trust:

     - any accumulated and unpaid distributions required to be paid on the trust preferred securities, but only if and to the extent that the applicable Trust has funds on hand available for the distributions at that time;

     - the redemption price with respect to any trust preferred securities called for redemption, if and to the extent that the applicable Trust has funds on hand available to pay the redemption price at that time; or

     - upon a voluntary or involuntary termination, winding up or liquidation of a Trust (unless the corresponding junior subordinated debentures are distributed to the holders of the trust preferred securities), the lesser of:

      - the liquidation distribution; and

      - the amount of assets of the applicable Trust remaining available for distribution to holders of trust preferred securities.

     Our obligation to make a guarantee payment may be satisfied either by our direct payment of the required amounts to the holders of the applicable trust preferred securities or by causing the Trust to pay them.

     Each guarantee will be an irrevocable guarantee on a junior subordinated basis of the related Trust's obligations in respect of the trust preferred securities, but will apply only to the extent that the related Trust has funds sufficient to make the required payments. If we do not make interest payments on the junior subordinated debentures held by a Trust, the Trust will not be able to pay distributions on its trust preferred securities.

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

     We may also agree to guarantee the obligations of the Trusts with respect to the common securities to the same extent as the guarantee to holders of the trust preferred securities. However, if there is an event of default with respect to a corresponding junior subordinated debenture, holders of trust preferred securities issued by that Trust will have priority over holders of common securities issued by that Trust.

STATUS OF THE GUARANTEES

     Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our Senior Debt.

     Each guarantee will rank equally with all other guarantees issue relating to trust preferred securities issued by the Trusts. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us as the guarantor to enforce its rights under the guarantee without first suing anyone else). Each guarantee will be held for the benefit of the holders of the related trust preferred securities. Each guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by the Trust) or by distribution of the corresponding junior subordinated debentures to the holders of the trust preferred securities. None of the guarantees places a limitation on the amount of additional Senior Debt or subordinated debt that we may incur. We expect from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of the related trust preferred securities in any material respect (in which case no vote will be required), no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related outstanding trust preferred securities. The manner of obtaining any required approval will be as set forth under "Description of Trust Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each guarantee agreement will bind our successors, assigns, receivers, trustees and representatives and will benefit the holders of the related trust preferred securities then outstanding.

EVENTS OF DEFAULT

     We will be in default under any guarantee agreement if (a) we do not make required payments or (b) we are notified that we have not performed some other obligation and have not cured that failure within 90 days.

     The holders of a majority in aggregate liquidation amount of the related trust preferred securities have the right:

     - to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee agreement; or

     - to direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

     Holders of a majority in aggregate liquidation amount of the related trust preferred securities also have the right to waive any past event of default and its consequences.

     Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the Trust's rights under the guarantee agreement without first instituting a legal proceeding against the Trust, the guarantee trustee or anyone else.

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

     As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are is in compliance with all the conditions and covenants applicable to us under the guarantee agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee will perform only the duties that are specifically set forth in each guarantee agreement, other than during the occurrence and continuance of a default by us in performance of any guarantee. After we default and while the default continues, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision and so long as no default under the applicable guarantee agreement has occurred and is continuing, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee agreement at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

TERMINATION OF THE GUARANTEES

     Each guarantee will terminate upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable upon liquidation of the related Trust or upon distribution of corresponding junior subordinated debentures to the holders of the related trust preferred securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

  RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                   SUBORDINATED SECURITIES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     We irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities (to the extent the applicable Trust has funds available for the payment of the distributions) as and to the extent set forth under "Description of Trust Related Guarantees." Taken together, our obligations under each series of junior subordinated debentures, the related securities resolution, the indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the trust preferred securities. See "The HCC Trusts," "Description of Trust Preferred Securities," and "Description of Trust Related Junior Subordinated Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts."

     If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Trust will not pay distributions or other amounts due on its trust preferred securities. The guarantees do not cover payment of distributions when the related Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of the trust preferred securities issued by that trust is to institute a legal proceeding directly against us for enforcement of payment of the distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our Senior Debt.

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

SUFFICIENCY OF PAYMENTS

     As long as we make payments when due on each series of junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the related trust preferred securities. This is primarily because:

     - the aggregate principal amount of each series of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

     - the interest rate and interest and other payment dates on each series of junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

     - we, as issuer of the junior subordinated debentures, have promised to pay any and all costs, expenses and liabilities of each Trust except the Trust's obligations under its trust preferred securities; and

     - each trust agreement provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     We have the right to set-off any payment we are otherwise required to make under the indenture if and to the extent we have already made, or are concurrently making, a payment under the related guarantee agreement.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     A holder of any capital security may institute a legal proceeding directly against us to enforce our rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related Trust or anyone else.

     Our default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, our Senior Debt, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the corresponding junior subordinated debentures until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute a trust event of default.

LIMITED PURPOSE OF HCC TRUSTS

     Each Trust's trust preferred securities evidence undivided beneficial ownership interests in the assets of that Trust, and each Trust exists for the sole purposes of issuing its trust preferred securities and common securities, investing the proceeds in junior subordinated debentures and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that the holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on the junior subordinated debenture held, while the holder of a capital security is entitled to receive distributions from the Trust (or from us under the applicable guarantee agreement) if and to the extent the Trust has funds available for the payment of the distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination of any Trust involving the liquidation of the junior subordinated debentures held by that Trust, the holders of the related trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of the Trust (and after satisfaction of creditors of the Trust as provided by applicable law). See "Description of Trust Preferred Securities --

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

Liquidation Distribution upon Termination." If we become subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debentures, would be one of our junior subordinated creditors. The property trustee would be subordinated in right of payment to all of our Senior Debt, but it would be entitled to receive payment in full of principal and interest before our shareholders receive payments or distributions. We are the guarantor under each guarantee agreement and pursuant to the indenture, as borrower, has agreed to pay all costs, expenses and liabilities of each Trust (other than the Trust's obligations to the holders of its trust preferred securities). Accordingly, in the event of our liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of corresponding junior subordinated debentures are expected to be substantially the same relative to our other creditors and to our shareholders.

                              BOOK-ENTRY ISSUANCE

"STREET NAME" AND OTHER INDIRECT HOLDERS

     Investors who hold trust preferred securities in accounts at banks or brokers will generally not be recognized as legal holders of trust preferred securities. This is called holding in "Street Name." Instead, the applicable Trust would recognize only the bank or broker that directly holds, or the financial institution the bank or broker uses to hold, its trust preferred securities. These intermediary banks, brokers and other financial institutions pass along distributions and other payments on the trust preferred securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold trust preferred securities in "Street Name," you should check with your own institution to find out:

     - how it handles securities payments and notices,

     - whether it imposes fees or charges,

     - how it would handle voting if ever required,

     - whether and how you can instruct it to send you trust preferred securities registered in your own name so you can be a direct holder as described below, and

     - how it would pursue rights under the trust preferred securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     A Trust's obligations, as well as our obligations, the trustees and those of any third parties employed by an HCC Trust, or the issuer trustees, run only to individuals, corporations or other entities who are registered as holders of trust preferred securities. As noted above, a Trust does not have obligations to a holder of trust preferred securities who holds in "Street Name" or other indirect means, either because the holder chooses to hold trust preferred securities in that manner or because the trust preferred securities are issued in the form of global securities as described below. For example, once a Trust makes payment to the registered holder, the Trust has no further responsibility for the payment even if that holder is legally required to pass the payment along to a holder as a "Street Name" customer but does not do so.

GLOBAL SECURITIES

     The trust preferred securities will be issued in the form of global securities, and, therefore, the ultimate beneficial owners can only be indirect holders. The global securities will be registered in the name of DTC or its nominee and the trust preferred securities included in the global security may not be transferred in the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own trust preferred securities must be so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with DTC.

     Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of DTC, as well as the general laws relating to securities transfers. An investor should be aware that because the trust preferred securities are issued only in the form of global securities:

     - the investor will not be able to get the trust preferred securities registered in his or her own name,

     - the investor will not be able to receive physical certificates for his or her interest in the trust preferred securities,

     - the investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the trust preferred securities and protection of his or her legal rights relating to the trust preferred securities (see "-- 'Street Name' and Other Indirect Holders" above),

     - the investor may not be able to sell interests in the trust preferred securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

     - DTC's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security (see "-- The DTC System" below; we, the Trusts and the issuer trustees have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global security, nor do they supervise DTC in any way), and

     - payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, DTC will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but neither we nor any Trust knows what the effect will be.

     Special Situations When Global Security Will Be Terminated. In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing capital securities. After the exchange, the choice of whether to hold trust preferred securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in trust preferred securities transferred to their own name, so that they will be direct holders. The rights of "Street Name" investors and direct holders in the trust preferred securities are described above under "-- 'Street Name' and Other Indirect Holders" and "-- Direct Holders."

     The special situations for termination of a global security are:

     - DTC notifies us or a Trust that it is unwilling, unable or no longer qualified to continue as the depositary for the trust preferred securities;

     - we in our sole discretion determines that the global security will be exchangeable for certificated trust preferred securities; or

     - an event of default under the trust agreement has occurred and has not been cured and the holders of a majority in liquidation amount of the outstanding trust preferred securities determine that the global security will be exchangeable for certificated trust preferred securities.

     When a global security terminates, DTC (and not us or the issuer trustees) is responsible for deciding the names of the institutions that will be the initial direct holders.

THE DTC SYSTEM

     DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (the "Participations"). DTC also facilitates the clearance and settlement between Participants in transactions of securities deposited with DTC through changes in the account records of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Underwriters are Participants in the DTC System. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that work through a Participant (the "Indirect Participants").

     When you purchase trust preferred securities through the DTC system, the purchases must be made by or through a Participant, who will receive credit for the trust preferred securities on DTC's records. Since you actually own the trust preferred securities, you are the beneficial owner and your ownership interest will only be recorded on the Participants' or Indirect Participants' records. DTC has no knowledge of your individual ownership of the trust preferred securities. DTC's records only show the identity of the Participants and the amount of the trust preferred securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic statement directly from DTC. You will receive these from your Participant or Indirect Participant. Thus the Participants or Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

     Any redemption notices will be sent by us and the applicable Trust directly to DTC, who will in turn inform the Participants, who will then contact you as a beneficial holder. If less than all of the trust preferred securities are being redeemed, DTC's current practice is to choose by lot the amount of the interest of each Participant to be redeemed. The Participant will then use an appropriate method to allocate the redemption price among its beneficial holders like you.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit Participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Participants whose accounts are credited with trust preferred securities on a record date by using an omnibus proxy. Payments by Participants to owners of beneficial interests in the global securities, and voting by Participants, will be based on the customary practices between the Participants and owners of beneficial interests, as is the case with the trust preferred securities held for the account of customers registered in "Street Name." However, payments will be the responsibility of the Participants and not of DTC, the issuer trustees, the Trusts or us.

     We have obtained the information concerning DTC and DTC's book-entry system from sources that we believe to be accurate, but we are not responsibility for the accuracy of this information. In addition, we are not responsible for the performance by DTC, its Participants or any Indirect Participants of any of their obligations.

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures initially will be issued in certificated form and registered in the name of the property trustee. If in the future the junior subordinated debentures are distributed to the holders of trust preferred securities in exchange for the trust preferred securities and at that time the trust preferred securities are represented by a global security, the junior subordinated debentures would also be represented by a global security. In this event, we expect that the book-entry arrangements applicable to the trust preferred securities would be similar to those applicable to the junior subordinated debentures.

                              PLAN OF DISTRIBUTION

     We or a Trust may distribute the securities described in this prospectus or any prospectus supplement from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered under that prospectus supplement.

     We or a Trust may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will describe the terms of the securities to which the prospectus supplement relates, the name or names of any underwriters or agents with whom we or a Trust have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we or a Trust will receive from such sale.

     In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which the subject securities will be listed.

     Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for either of us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

     Agents and underwriters may be entitled under agreements entered into with us and/or the applicable Trust to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Certain of any such agents and underwriters, including their associates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the common stock, which is listed on the NYSE, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

                             CERTAIN LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplements, the validity of the securities offered by this prospectus will be passed upon (a) for us by Haynes and Boone, LLP, our legal counsel and (b) for the Trusts (with respect to the validity of the trust preferred securities under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us and the Trusts.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of HCC Insurance Holdings, Inc. for the year ended December 31, 2000 and to the Current Report on Form 8-K dated June 14, 2001 of HCC Insurance Holdings, Inc. have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws; provided, however, that any statements of HCC Capital Trust I and Capital Trust II, neither of which is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, do not fall within such safe harbors. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate may occur in the future, including, such things as future capital expenditures, business strategy, competitive strengths, goals, growth of our business and operations, plans, and references to future success may be considered forward-looking statements. Also, when we use words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "probably" or similar expressions, we are making forward-looking statements.

     Many risks and uncertainties may impact the matters addressed in these forward-looking statements. Many possible events or factors could affect our future financial results and performance. These could cause our results or performance to differ materially from those we express in our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. You should consider these risks and those we set out in the Risk Factors section of this prospectus before you purchase our securities.

     Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers (including us) that file documents with the SEC electronically. Our SEC filings may be obtained from that web site. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also read and copy any document we file with the SEC at the following SEC public reference facilities:

    Public Reference Room          New York Regional Office        Chicago Regional Office
    450 Fifth Street, N.W.           7 World Trade Center              Citicorp Center
          Room 1024                       Suite 1300               500 West Madison Street
    Washington, D.C. 20549         New York, New York 10048               Suite 1400
                                                                 Chicago, Illinois 60661-2511

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering:

     - Our Annual Report on Form 10-K for the year ended December 31, 2000;

     - Our Current Report on Form 8-K dated February 23, 2001;

     - Our Current Report on Form 8-K dated March 2, 2001;

     - Our Current Report on Form 8-K dated May 11, 2001;

     - Our Current Report on Form 8-K dated June 14, 2001; and

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

       Investor Relations
       HCC Insurance Holdings, Inc.
       13403 Northwest Freeway
       Houston, TX 77040
       713-690-7300

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   [HCC LOGO]

                          HCC INSURANCE HOLDINGS, INC.

                                  COMMON STOCK

                             SENIOR DEBT SECURITIES

                          SUBORDINATED DEBT SECURITIES

                                    WARRANTS

                             ---------------------

                              HCC CAPITAL TRUST I

                              HCC CAPITAL TRUST II

            [              ]% TRUST PREFERRED SECURITIES (TRUPS(R))

                                   PROSPECTUS

                                           , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................   $115,279
Printing....................................................   $100,000*
Accounting Fees and Expenses................................   $100,000*
Legal Fees and Expenses.....................................   $125,000*
Transfer Agent Fees.........................................   $  5,000*
Transfer Fees and Expenses..................................   $ 30,000*
Rating Agency Fees and Expenses.............................   $200,000*
Blue Sky Fees and Expenses..................................   $ 10,000*
Miscellaneous...............................................   $ 14,721*
                                                               --------
          Total.............................................   $700,000*
                                                               ========

---------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the state of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's bests interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were or are parties, or are threatened to be made a party to any threatened, pending or completed, action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest except that no indemnification is permitted without judicial approval if the officer is adjudge to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Article 11 of the Company's certificate of incorporation, as amended, requires the Company to indemnify the Company's directors and officers to the extent permitted under Section 145.

     Article VIII of the Company's bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether an incumbent or former director or officer is entitled to indemnification because it has met the applicable standards of conduct set forth above is to be made, unless ordered by a court: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a vote of Shareholders of the Company. The bylaws further provide that the expenses (including attorneys' fees) incurred in any such action by a director or officer of the Company may be paid or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized therein.

     The Company's bylaws also provide that the Company may indemnify to the extent of the provisions set forth therein, any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person makes written application for such indemnification to the Board of Directors and the Board of Directors so determines that indemnification is appropriate and the extent thereof.

     The Company's bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

     The Amended and Restated Trust Agreement for each of the Trusts will provide for the indemnification by HCC to the fullest extent permitted by applicable law of a Trustee, an Administrator, a Paying Agent, any affiliate of any of such parties, any officer, director, shareholder, member, partner, employee, representative or agent of a Trustee, or an employee or agent of the Trusts or their affiliates. HCC will also be obligated to advance expenses, including legal expenses, from time to time upon the indemnified party's written affirmation that such party believes in good faith to have met the standard of conduct set forth in the Trust Agreement and an undertaking to repay any amounts advanced if such party is not entitled to indemnification.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith. Items designated with ** are to be filed by amendment. Items marked with *** have been previously filed with this Registration Statement.

        EXHIBIT
         NUMBER
        -------
        ***1.1           -- Form of Underwriting Agreement (Common Stock HCC
                            Insurance Holdings, Inc.).
        ***1.2           -- Form of Underwriting Agreement (Senior Debt Securities
                            and Junior Subordinated Debt Securities of HCC Insurance
                            Holdings, Inc.).
         **1.3           -- Form of Underwriting Agreement (Trust Preferred
                            Securities).
         **1.4           -- Form of Underwriting Agreement (Warrants of HCC Insurance
                            Holdings, Inc.).
          a3.1           -- Bylaws of HCC Insurance Holdings, Inc., as amended
          b3.2           -- Restated Certificate of Incorporation and Amendment
                            thereto of HCC Insurance Holdings, Inc
          c3.3           -- Certificate of Trust of HCC Capital Trust I.
          c3.4           -- Certificate of Trust of HCC Capital Trust II.
          c4.1           -- Form of Indenture for Senior Debt Securities issued by
                            HCC Insurance Holdings, Inc.
          c4.2           -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc.
          c4.3           -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc. to
                            HCC Capital Trust I or HCC Capital Trust II.
         **4.4           -- Forms of Senior Debt Security issued by HCC Insurance
                            Holdings, Inc.
         **4.5           -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc.
         **4.6           -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc. to HCC Capital Trust I or HCC
                            Capital Trust II.
          c4.7           -- Trust Agreement of HCC Capital Trust I.
          c4.8           -- Trust Agreement of HCC Capital Trust II.
          c4.9           -- Form of Amended and Restated Trust Agreement of HCC
                            Capital Trust I and HCC Capital Trust II.
         **4.10          -- Form of Capital Security.
          c4.11          -- Form of Trust Preferred Securities Guarantee of HCC with respect to the trust preferred securities issued by HCC
                            Capital Trust I and HCC Capital Trust II.
          a4.12          -- Specimen of Common Stock certificate, $1.00 par value, of
                            HCC Insurance Holdings, Inc.
        ***5.1           -- Opinion of Haynes and Boone, L.L.P., counsel for HCC
                            Insurance Holdings, Inc.
        ***5.2           -- Opinion of Richards, Layton & Finger, P.A., counsel to
                            HCC Capital Trust I and HCC Capital Trust II.
       ***12.1           -- Computation of Statement of Ratios of Earnings to Fixed
                            Charges.
         *23.1           -- Consent of PricewaterhouseCoopers LLP.
       ***23.2           -- Consent of Haynes and Boone, L.L.P. (included in Exhibit
                            5.1).
       ***23.3           -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibit 5.2).
       ***24.1           -- Powers of Attorney.

        EXHIBIT
         NUMBER
        -------

         c25.1           -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Indenture (Senior Debt Securities
                            issued by HCC Insurance Holdings, Inc.).

         c25.2           -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC Insurance
                            Holdings, Inc.).

         c25.3           -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC to HCC Capital
                            Trust I or HCC Capital Trust II).

         c25.4           -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust I.

         c25.5           -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust II.

         c25.6           -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Trust Preferred Securities of
                            HCC Capital Trust I.

         c25.7           -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Trust Preferred Securities of
                            HCC Capital Trust II.

---------------

(a) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement (Registration No. 33-48737) filed October 27, 1992.

(b) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-8 (Registration No. 333-61687) filed on August 17, 1998.

(c) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement (Registration No. 333-46432) filed September 22, 2000.

ITEM 17. UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) In the event securities are offered under this prospectus by a non-reporting registrant, to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 20th day of July, 2001.

                                            HCC INSURANCE HOLDINGS, INC.

                                            By:     /s/ STEPHEN L. WAY
                                              ----------------------------------
                                                        Stephen L. Way
                                                    Chairman of the Board
                                                 and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                 /s/ STEPHEN L. WAY                    Chairman of the Board of           July 20, 2001
-----------------------------------------------------    Directors and Chief Executive
                   Stephen L. Way                        Officer (Principal Executive
                                                         Officer)

                /s/ FRANK J. BRAMANTI                  Director and Executive Vice        July 20, 2001
-----------------------------------------------------    President
                  Frank J. Bramanti

                 /s/ MARVIN P. BUSH*                   Director                           July 20, 2001
-----------------------------------------------------
                   Marvin P. Bush

               /s/ PATRICK B. COLLINS*                 Director                           July 20, 2001
-----------------------------------------------------
                 Patrick B. Collins

                 /s/ JAMES R. CRANE*                   Director                           July 20, 2001
-----------------------------------------------------
                   James R. Crane

              /s/ J. ROBERT DICKERSON*                 Director                           July 20, 2001
-----------------------------------------------------
                 J. Robert Dickerson

              /s/ EDWARD H. ELLIS, JR.                 Director and Senior Vice           July 20, 2001
-----------------------------------------------------    President and Chief Financial
                Edward H. Ellis, Jr.                     Officer (Chief Accounting
                                                         Officer)

                 /s/ JAMES C. FLAGG*                   Director                           July 20, 2001
-----------------------------------------------------
                James C. Flagg, Ph.D.

              /s/ EDWIN H. FRANK, III*                 Director                           July 20, 2001
-----------------------------------------------------
                 Edwin H. Frank, III

               /s/ ALLAN W. FULKERSON*                 Director                           July 20, 2001
-----------------------------------------------------
                 Allan W. Fulkerson

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----


                 /s/ WALTER J. LACK*                   Director                           July 20, 2001
-----------------------------------------------------
                   Walter J. Lack

              /s/ STEPHEN J. LOCKWOOD*                 Director and Vice Chairman         July 20, 2001
-----------------------------------------------------
                 Stephen J. Lockwood

              /s/ JOHN N. MOLBECK, JR.                 Director, President and Chief      July 20, 2001
-----------------------------------------------------    Operating Officer
                John N. Molbeck, Jr.

           *By: /s/ CHRISTOPHER L. MARTIN                                                 July 20, 2001
  ------------------------------------------------
               Christopher L. Martin,
                  Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 20th day of July, 2001.

                                            HCC CAPITAL TRUST I
                                            By: HCC INSURANCE HOLDINGS, INC., as
                                                Depositor

                                            By:     /s/ STEPHEN L. WAY
                                              ----------------------------------
                                                        Stephen L. Way
                                                  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 20th day of July, 2001.

                                            HCC CAPITAL TRUST II
                                            By: HCC INSURANCE HOLDINGS, INC., as
                                                Depositor

                                            By:     /s/ STEPHEN L. WAY
                                              ----------------------------------
                                                        Stephen L. Way
                                                  Chairman of the Board and
                                                   Chief Executive Officer

                               INDEX TO EXHIBITS

     Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith. Items designated with ** are to be filed by amendment. Items marked with *** have been previously filed with this Registration Statement.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
       ***1.1            -- Form of Underwriting Agreement (Common Stock HCC
                            Insurance Holdings, Inc.).
       ***1.2            -- Form of Underwriting Agreement (Senior Debt Securities
                            and Junior Subordinated Debt Securities of HCC Insurance
                            Holdings, Inc.).
        **1.3            -- Form of Underwriting Agreement (Trust Preferred
                            Securities).
        **1.4            -- Form of Underwriting Agreement (Warrants of HCC Insurance
                            Holdings, Inc.).
         a3.1            -- Bylaws of HCC Insurance Holdings, Inc., as amended
         b3.2            -- Restated Certificate of Incorporation and Amendment
                            thereto of HCC Insurance Holdings, Inc
         c3.3            -- Certificate of Trust of HCC Capital Trust I.
         c3.4            -- Certificate of Trust of HCC Capital Trust II.
         c4.1            -- Form of Indenture for Senior Debt Securities issued by
                            HCC Insurance Holdings, Inc.
         c4.2            -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc.
         c4.3            -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc. to
                            HCC Capital Trust I or HCC Capital Trust II.
        **4.4            -- Forms of Senior Debt Security issued by HCC Insurance
                            Holdings, Inc.
        **4.5            -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc.
        **4.6            -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc. to HCC Capital Trust I or HCC
                            Capital Trust II.
         c4.7            -- Trust Agreement of HCC Capital Trust I.
         c4.8            -- Trust Agreement of HCC Capital Trust II.
         c4.9            -- Form of Amended and Restated Trust Agreement of HCC
                            Capital Trust I and HCC Capital Trust II.
        **4.10           -- Form of Capital Security.
         c4.11           -- Form of Trust Preferred Securities Guarantee of HCC with respect to the trust preferred securities issued by HCC
                            Capital Trust I and HCC Capital Trust II.
         a4.12           -- Specimen of Common Stock certificate, $1.00 par value, of
                            HCC Insurance Holdings, Inc.
       ***5.1            -- Opinion of Haynes and Boone, L.L.P., counsel for HCC
                            Insurance Holdings, Inc.
       ***5.2            -- Opinion of Richards, Layton & Finger, P.A., counsel to
                            HCC Capital Trust I and HCC Capital Trust II.
      ***12.1            -- Computation of Statement of Ratios of Earnings to Fixed
                            Charges.
        *23.1            -- Consent of PricewaterhouseCoopers LLP.
      ***23.2            -- Consent of Haynes and Boone, L.L.P. (included in Exhibit
                            5.1).
      ***23.3            -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibit 5.2).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

      ***24.1            -- Powers of Attorney.

        c25.1            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Indenture (Senior Debt Securities
                            issued by HCC Insurance Holdings, Inc.).

        c25.2            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC Insurance
                            Holdings, Inc.).

        c25.3            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC to HCC Capital
                            Trust I or HCC Capital Trust II).

        c25.4            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust I.

        c25.5            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust II.

        c25.6            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Trust Preferred Securities of
                            HCC Capital Trust I.

        c25.7            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union Trust Company, N.A.,
                            as Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Trust Preferred Securities of
                            HCC Capital Trust II.

---------------

(a) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement (Registration No. 33-48737) filed October 27, 1992.

(b) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-8 (Registration No. 333-61687) filed on August 17, 1998.

(c) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement (Registration No. 333-46432) filed September 22, 2000.